UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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MASSEY ENERGY COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Massey Energy Company

4 North 4th Street

Richmond, Virginia 23219

April 15, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Massey Energy Company, which will be held on Tuesday, May 24, 2005, at 9:00 a.m. Eastern Daylight Time at The Waldorf Astoria Hotel, 301 Park Avenue, New York, New York. A map showing the Annual Meeting location is included for your convenience on the back page of this booklet.

Information about the Annual Meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting and Proxy Statement that follow. Also included is a Proxy/Voting Instruction Card and postage-paid return envelope.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend, we encourage you, as promptly as possible, to cast your vote on the Internet or by phone, or complete and return your Proxy/Voting Instruction Card in the enclosed pre-paid envelope.

Sincerely,

DON L. BLANKENSHIP

Chairman, Chief Executive Officer and President

MASSEY ENERGY COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 24, 2005

The 2005 Annual Meeting of Shareholders of Massey Energy Company will be held at The Waldorf Astoria Hotel, 301 Park Avenue, New York, New York, on Tuesday, May 24, 2005, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect two Class III directors to hold office for three years and until their respective successors are elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

3.	To re-approve the qualifying performance criteria contained in the Massey Energy 1999 Executive Performance Incentive Plan to allow the Company to continue to take tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended.

4.	To approve an amendment to the Massey Energy Company Stock Plan for Non-Employee Directors to extend the ability of the committee administering such plan to grant restricted stock and restricted unit awards through March 10, 2007.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed March 31, 2005, as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.

PLEASE CAST YOUR VOTE ON THE INTERNET OR BY PHONE, OR COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY/VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-PAID ENVELOPE.

By Order of the Board of Directors

THOMAS J. DOSTART

Vice President, General Counsel and Secretary

April	15, 2005
Richmond,	Virginia

MASSEY ENERGY COMPANY

PROXY STATEMENT

April 15, 2005

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Massey Energy Company, 4 North 4th Street, Richmond, Virginia 23219 (the “Company”), of your proxy for use at the Annual Meeting of Shareholders of the Company’s common stock, $0.625 par value per share (the “Common Stock”), to be held May 24, 2005, and at any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the accompanying proxy/voting instruction card are being mailed to all shareholders on or about April 15, 2005. The expense of the solicitation will be paid by the Company. Some officers and regular employees may solicit proxies personally and by telephone. These individuals will receive no additional compensation for their services. Innisfree M&A Incorporated has been engaged to assist in the solicitation for which it will receive a fee of $6,500 plus expenses from the Company. You may revoke your proxy at any time before it is voted at the Annual Meeting by delivering a later dated proxy or written notice of revocation to the Secretary of the Company or by attending the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting will not itself revoke a proxy.

On March 31, 2005, the record date fixed by the Board of Directors, the Company had outstanding 76,758,053 shares of Common Stock. The holders of a majority of the outstanding shares of Common Stock as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and shares held by brokers or banks (“broker shares”) that are voted on any matter at the Annual Meeting are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker shares that are not voted on a proposal are not counted for purposes of determining whether a proposal has been approved. Shareholders have one vote for each share on all business of the Annual Meeting, except that shareholders have cumulative voting rights with respect to the election of the two Class III directors. Cumulative voting rights entitle a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the shareholder, or to distribute his or her votes on the same principle among the nominees as the shareholder sees fit. The two nominees for Class III directors receiving the highest number of votes at the Annual Meeting will be elected. The ratification of the appointment of Ernst & Young LLP, the re-approval of the qualifying performance criteria contained in the Massey Energy Company 1999 Executive Incentive Plan, and the approval of the amendment to the Massey Energy Company Stock Plan for Non-Employee Directors each requires the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote.

Unless otherwise directed in the accompanying proxy/voting instruction card, the persons named therein will vote all signed and returned proxy/voting instruction cards (1) FOR the election of the two Class III director nominees listed thereon, (2) FOR the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, (3) FOR the proposal to re-approve the qualifying performance criteria contained in the Massey Energy Company 1999 Executive Performance Incentive Plan, and (4) FOR the proposal to approve the amendment to the Massey Energy Company Stock Plan for Non-Employee Directors to extend the ability of the committee administering such plan to grant restricted stock and restricted unit awards through March 10, 2007. With respect to the proposals 2, 3 and 4, abstentions will have the effect of a vote “AGAINST” the proposals. Broker shares that are not voted on these proposals will not affect the outcome of the vote on these proposals.

The Board of Directors recommends that shareholders vote FOR the two Class III director nominees and FOR proposals 2, 3 and 4.

As to any other business that may properly come before the Annual Meeting, the persons named in the accompanying proxy/voting instruction card will vote in accordance with their best judgment. The Board of Directors does not presently know of any other such business.

ELECTION OF DIRECTORS

Proposal 1

The Company’s Certificate of Incorporation and Bylaws provide for a “classified” Board of Directors. The Company’s Bylaws provide for eight directors, three serving as Class I directors, three serving as Class II directors, and two serving as Class III directors. The Governance and Nominating Committee has recommended to the Board of Directors and the Board of Directors has nominated two Class III directors for election at the Annual Meeting to serve a three-year term expiring at the annual meeting in 2008 and until their respective successors are elected and qualified.

Each of the two nominees for Class III directors listed below presently serves as a Class III director of the Company. Each of the nominees has consented to serve if elected. If any of the nominees should decline or be unable to serve as a director, the persons named in the accompanying proxy/voting instruction card will vote in accordance with their best judgment. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve.

Biographical Information on Class III Director Nominees

The following biographical information is furnished with respect to each of the nominees for election at the Annual Meeting as Class III directors.

Class III Director Nominees:

DON L. BLANKENSHIP, age 55

Mr. Blankenship has been a director since 1996. He is Chairman of the Executive Committee.

Mr. Blankenship has been Chairman of the Board, Chief Executive Officer and President of the Company since November 30, 2000, and has been Chairman of the Board, Chief Executive Officer and President of A.T. Massey Coal Company, Inc. since 1992. Mr. Blankenship also serves as a director of the National Mining Association and U.S. Chamber of Commerce.

BOBBY R. INMAN, age 74

Admiral Inman, U.S. Navy (retired), has been a director since 1985. He is Chairman of the Compensation Committee and a member of the Executive and Governance and Nominating Committees.

Admiral Inman became an adjunct professor at the LBJ School of Public Affairs at the University of Texas in 1987. He became a tenured professor in 2001 and Interim Dean in January 2005. He previously served as Director of the National Security Agency and Deputy Director of the Central Intelligence Agency.

Board Recommendation

The Board of Directors recommends a vote “FOR” each of the Class III Director Nominees.

Biographical Information on Class I and Class II Directors

The following biographical information is furnished with respect to each of the Class I and Class II directors whose terms will continue after the Annual Meeting.

Class I Directors—Term expires in 2006:

DR. JOHN C. BALDWIN, age 56

Dr. Baldwin has been a director since November 15, 2004. He is a member of the Audit and Governance and Nominating Committees.

Dr. Baldwin has been President and Chief Executive Officer of CBR Institute for Biomedical Research Inc., an independent non-profit research institution academically affiliated with Harvard Medical School, since February 2005. He previously served as Associate Provost, Dean of the Medical School, and a tenured professor of surgery at Dartmouth College from 1998 to 2005, as DeBakey Professor and Chairman of the Department of Surgery at Baylor College of Medicine from 1994 to 1998, and as a tenured professor of surgery at Yale University from 1988 to 1994. Dr. Baldwin also serves as a director of Quest Diagnostics, Inc.

JAMES B. CRAWFORD, age 62

Mr. Crawford has been a director since February 7, 2005. He is a member of the Audit, Governance and Nominating, and Public and Environmental Policy Committees.

Mr. Crawford has been a consultant for Evan Energy Investments, LC, a Richmond, Virginia based company with coal interests in China and Venezuela, since February 2004. He previously served as Chairman and Chief Executive Officer of James River Coal Company from its founding in 1988 to 2003. Mr. Crawford also serves as Chairman of the Board of Trustees of Colby College and is a director of Dominion Companies, Inc.

E. GORDON GEE, age 61

Chancellor Gee has been a director since November 30, 2000. He is Chairman of the Public and Environmental Policy Committee and is a member of the Audit, Executive, and Governance and Nominating Committees.

Chancellor Gee has been the Chancellor of Vanderbilt University since 2000, having previously served as President of Brown University from 1998 to 2000 and President of The Ohio State University from 1990 to 1998. Chancellor Gee also serves as a director of Dollar General Corporation, Gaylord Entertainment Company, Hasbro, Inc., and Limited Brands.

Class II Directors—Term expires in 2007:

WILLIAM R. GRANT, age 80

Mr. Grant has been a director since November 30, 2000. He is Chairman of the Audit Committee and a member of the Compensation, Executive, and Governance and Nominating Committees, and was designated as the Lead Director by the Board of Directors on November 17, 2003.

He is the co-founder of Galen Associates, a venture capital company, and has been Chairman of that company since 1989. Mr. Grant also serves as a director of Advanced Medical Optics, Inc., Quest Diagnostics, Inc., and Vasogen, Inc.

DAN R. MOORE, age 64

Mr. Moore has been a director since January 22, 2002. He is a member of the Audit, the Governance and Nominating, and the Public and Environmental Policy Committees.

Mr. Moore has been the Chairman of Moore Group, Inc., which owns multiple automobile dealerships in Williamson, West Virginia, since 1999. He previously served as Chairman, President and Chief Executive Officer of Matewan BancShares, a multi-bank holding company, from 1981 to 1999, which he joined as a loan officer in 1963. Mr. Moore also serves as a director of the West Virginia University Foundation.

DR. MARTHA R. SEGER, age 73

Dr. Seger has been a director since 1991. She is Chair of the Governance and Nominating Committee and a member of the Audit, Compensation, and Executive Committees.

Dr. Seger has been a visiting professor at a number of universities, most recently at Arizona State University since 1999. She is a former member of the Board of Governors of the Federal Reserve System. Dr. Seger also serves as a director of the Bramwell Funds.

Stock Ownership of Directors and Executive Officers

The following information is furnished with respect to each director and nominee for director, each person who served as Chief Executive Officer of the Company for any portion of the last fiscal year, and each of the four other most highly compensated executive officers of the Company for any portion of the last completed fiscal year (the “Named Executive Officers”), and all current directors and executive officers of the Company as a group, as to ownership of shares of Common Stock of the Company as of February 28, 2005. Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.

Security Ownership of Directors and Executive Officers

		Amount and Nature of Beneficial Ownership
Title of Class	Name of Beneficial Owner	Shares Beneficially Owned	Shares for which Beneficial Ownership can be Acquired within 60 Days (1)	Total Beneficial Ownership	Percent of Class (2)
Massey Energy	Class I Directors
Company Common	John C. Baldwin	8,112	—	8,112	*
Stock $0.625 Par Value	James B. Crawford	6,804	—	6,804	*
	E. Gordon Gee	16,224	—	16,224	*

	Class II Directors
	William R. Grant (3)	113,114	—	113,114	*
	Dan R. Moore	12,168	—	12,168	*
	Martha R. Seger	15,310	—	15,310	*

	Class III Director Nominees
	Don L. Blankenship (4)	237,664	115,943	353,607	*
	Bobby R. Inman	17,082	—	17,082	*

	Other Named Executive Officers
	Baxter F. Phillips, Jr. (5)	30,777	30,828	61,605	*
	J. Christopher Adkins	23,079	35,928	59,007	*
	H. Drexel Short, Jr. (6)	38,017	87,044	125,061	*
	Thomas J. Dostart	14,802	6,927	21,729	*
	James L. Gardner (7)	1,599	—	1,599	*
	Directors and executive officers as a group (17 persons) (8)	580,289	324,543	904,832	1.17%

(1)	Represents shares that may be acquired through the exercise of options within 60 days of February 28, 2005.
(2)	Based on 76,754,725 shares outstanding on February 28, 2005, plus shares deemed outstanding for which beneficial ownership can be acquired within 60 days by that individual or group. An asterisk (*) indicates that ownership is less than one percent of class.
(3)	Mr. Grant owns 33,555 shares directly and is a beneficial owner of 79,589 shares through his ownership interest in Contrarian Trends, L.P., a limited partnership of which he is a general partner.
(4)	Mr. Blankenship is also a Named Executive Officer.
(5)	Mr. Phillips owns 30,777 shares directly and is the indirect beneficial owner of 3,001 shares through the Massey’s Coal Salary Deferral and Profit Sharing Program as of February 28, 2005.
(6)	Mr. Short owns 38,017 shares directly and is the indirect beneficial owner of 2,203 shares through the Massey’s Coal Salary Deferral and Profit Sharing Program as of February 28, 2005.
(7)	Mr. Gardner resigned from the Company on November 19, 2004.
(8)	Executive officers included in this number are those included in Item 2 of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004, plus Mr. Gardner.

Stock Ownership of Certain Beneficial Owners

Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the voting shares of the Company. The table sets forth information known to the Company as of December 31, 2004, with percentage of ownership calculated using the number of outstanding shares on the dates noted below.

Name and Address of Beneficial Owners	Shares Beneficially Owned		Percent of Class
FMR Corp.	9,691,090	(1)	12.64
Wellington Management Company, LLP	7,026,325	(2)	9.24
Appaloosa Partners, Inc.	6,084,895	(3)	8.00
State Street Research & Management Company	5,556,850	(4)	7.31
Mellon Financial Corporation	4,255,481	(5)	5.60

(1)	Based solely on the Schedule 13G filed by FMR Corp. and certain of its affiliated entities with the Securities and Exchange Commission (the “SEC”) on February 14, 2005 that indicates that FMR Corp. is the beneficial owner of 9,691,090 shares at December 31, 2004, and has sole voting power over 1,730,413 shares, shared voting power over no shares, sole dispositive power over 9,691,090, and shared dispositive power over no shares. The amount beneficially held by FMR Corp. includes amounts held by subsidiaries or affiliates (which filed on a joint reporting person page of this Schedule 13G filing). FMR Corp.’s principal office is located at 82 Devonshire Street, Boston, Massachusetts 02109.
(2)	Based solely on Amendment No. 4 to Schedule 13G Amendment filed by Wellington Management Company, LLP with the SEC on February 14, 2005 that indicates that Wellington Management Company, LLP, in its capacity as an investment advisor, is the beneficial owner of 7,026,325 shares at December 31, 2004, and has sole voting power over no shares, shared voting power over 5,794,125 shares, sole dispositive power over no shares, and shared dispositive power over 6,984,725 shares. Wellington Management Company, LLP’s principal office is located at 75 State Street, Boston, Massachusetts 02109.
(3)	Based solely on Amendment No. 1 to the Schedule 13G filed by Appaloosa Partners, Inc. and certain of its affiliated entities with the SEC on February 9, 2005 that indicates that Appaloosa Partners, Inc. is the beneficial owner of 6,084,895 shares at December 31, 2004, and has sole voting power over no shares, shared voting power over 6,084,895 shares, sole dispositive power over no shares, and shared dispositive power over 6,084,895 shares. The amount beneficially held by Appaloosa Partners, Inc. includes amounts held by subsidiaries or affiliates (which filed on a joint reporting person page of this 13G filing). Appaloosa Partners, Inc.’s principal office is located at 26 Main Street, Chatham, New Jersey 07928.
(4)	Based solely on the Schedule 13G filed by State Street Research & Management Company with the SEC on January 27, 2005 that indicates that State Street Research & Management Company is the beneficial owner of 5,556,850 shares at December 31, 2004, and has sole voting power over 5,473,450 shares, shared voting power over no shares, sole dispositive power over 5,556,850 shares, and shared dispositive power over no shares. State Street Research & Management Company’s principal office is located at One Financial Center, 31st Floor, Boston, Massachusetts 02111.
(5)	Based solely on Amendment No. 4 to the Schedule 13G filed by Mellon Financial Corporation on February 14, 2005 with the SEC that indicates that Mellon Financial Corporation is the beneficial owner of 4,255,481 shares at December 31, 2004, and has sole voting power over 3,841,331 shares, shared voting power over 2,900 shares, sole dispositive power over 4,245,181 shares, and shared dispositive power over 6,900 shares. The amount beneficially held by Mellon Financial Corporation includes amounts held by direct and indirect subsidiaries (several of which act as investment advisors) and intermediate parent holding companies (which filed on a joint reporting person page of this 13G filing). Mellon Financial Corporation’s principal office is located at One Mellon Center, Pittsburgh, Pennsylvania 15258.

Director Independence

The Governance and Nominating Committee undertook its annual review of director independence in February 2005. During this review, the Governance and Nominating Committee considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” on page 11. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the general independence standards in the listing standards of the New York Stock Exchange (the “NYSE”), the exchange on which the Company’s Common Stock is listed, and the independence standards set forth in the Company’s Corporate Governance Guidelines, which can be found on the Company’s website. See “Availability of Corporate Governance Guidelines, Code of Ethics and Committee Charters” on page 39.

As set forth in the Company’s Corporate Governance Guidelines, the Company has adopted the following definition of independence: a director will be considered independent if he/she (a) is free of any relationship that would preclude a finding of independence under the NYSE Corporate Governance Rules as may be in effect from time to time, and (b) does not have any material relationship (either as director or as a partner, shareholder or officer of an organization) with the Company or any of its affiliates. In evaluating any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the proxy rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the director is independent. Compliance with the definition of independence is reviewed annually by the Governance and Nominating Committee.

As a result of its review, the Governance and Nominating Committee affirmatively determined that all of the directors are independent under the general independence standards in the listing standards of the NYSE and the independence standards set forth in the Company’s Corporate Governance Guidelines, with the exception of Don L. Blankenship, who is considered to be an inside director because of his employment as Chief Executive Officer and President of the Company.

Committees of the Board

The standing committees of the Board consist of an Audit Committee, Compensation Committee, Executive Committee, Governance and Nominating Committee, and Public and Environmental Policy Committee. All of the information regarding the meetings of these Committees refers to meetings that took place during 2004. The written charters under which each of these Committees operate can be found on the Company’s website. See “Availability of Corporate Governance Guidelines, Code of Ethics and Committee Charters” on page 39.

Audit Committee

The principal duties of the Audit Committee are to:

(a)  provide assistance to the Company’s Board in fulfilling its oversight responsibility to the shareholders relating to:

•	the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent registered public accounting firm; and

(b)  prepare the report that SEC rules require to be included in the Company’s annual proxy statement.

These duties include:

(a)  direct responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged by the Company for the purpose of preparing or issuing audit reports and related work;

(b)  approving the audit and non-audit services to be performed by the independent registered public accounting firm and the fees related to such work;

(c)  reviewing with the Company’s financial management, internal audit management and independent registered public accounting firm matters relating to internal accounting controls, the internal audit program, the Company’s accounting practices and procedures and other matters relating to the financial condition of the Company and its subsidiaries;

(d)  reviewing the work of the independent registered public accounting firm that falls outside the scope of their audit engagement for the purpose of determining the independence of the independent registered public accounting firm; and

(e)  reporting to the Board periodically any conclusions or recommendations the Audit Committee may have with respect to such matters.

The members of the Audit Committee are William R. Grant (Chairman), Dr. John C. Baldwin, James B. Crawford, E. Gordon Gee, Dan R. Moore and Dr. Martha R. Seger. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the enhanced independence standards for audit committee members in the Exchange Act, and rules thereunder, as incorporated into the listing standards of the NYSE, and the independence standards set forth in the Company’s Corporate Governance Guidelines. Based on the recommendation of the Governance and Nominating Committee, the Board of Directors has also determined that each of the members of the Audit Committee has the requisite financial knowledge to serve as members of the Audit Committee and that each of Mr. Grant and Dr. Seger is an “audit committee financial expert” under the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). No member of the Audit Committee simultaneously serves on the audit committees of more than two other publicly registered companies. The Audit Committee held four regular meetings and five telephonic meetings during 2004.

During each of the regular meetings, the Audit Committee members met privately with the Company’s independent registered public accounting firm without any Company officers or other personnel present. The Chairman of the Audit Committee spoke at least monthly with the independent registered public accounting firm and frequently with the Company’s financial management and internal audit management.

Compensation Committee

The principal duties of the Compensation Committee are to:

(a)  review corporate organizational structures;

(b)  review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation;

(c)  review key employee compensation policies, plans and programs;

(d)  monitor performance and compensation of executive officers and other key employees of the Company;

(e)  prepare recommendations and periodic reports to the Board concerning such matters;

(f)  prepare the annual report on executive compensation to be included in the Company’s proxy statement, as required by the Exchange Act; and

(g)  function as the Committee that administers the long-term incentive programs referred to in the Executive Compensation section hereof.

The members of the Compensation Committee are Admiral Bobby R. Inman (Chairman), William R. Grant and Dr. Martha R. Seger. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” under the general independence standards in the listing standards of the NYSE and the independence standards set forth in the Company’s Corporate Governance Guidelines. The Compensation Committee held four regular and one telephonic meeting during 2004. For a discussion of the Company’s executive compensation program, see the Compensation Committee Report on Executive Compensation beginning on page 12.

Executive Committee

The Executive Committee exercises all of the power and authority of the Board in the management of the business and affairs of the Company to the extent permitted by Delaware law. The members of the Executive Committee are Don L. Blankenship (Chairman), E. Gordon Gee, William R. Grant, Admiral Bobby R. Inman and Dr. Martha R. Seger. The Executive Committee did not meet and did not take action in 2004.

Governance and Nominating Committee

The principal duties of the Governance and Nominating Committee are to:

(a)  seek out, evaluate and recommend to the Board qualified nominees for election as directors of the Company;

(b)  seek to ensure the independence and quality of the Board;

(c)  develop and recommend to the Board the Company’s Corporate Governance Guidelines and codes of conduct and ethics applicable to the Company;

(d)  oversee the annual evaluation of the Board;

(e)  recommend new Committees to the Board; and

(f)  consider other matters, including the size and composition of the Board and Committees, directorship practices and other issues of corporate governance.

The members of the Governance and Nominating Committee are Dr. Martha R. Seger (Chair), Dr. John C. Baldwin, James B. Crawford, E. Gordon Gee, William R. Grant, Admiral Bobby R. Inman and Dan R. Moore. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is “independent” under the general independence standards in the listing standards of the NYSE and the independence standards set forth in the Company’s Corporate Governance Guidelines. During 2004, the Governance and Nominating Committee held four regular meetings and one telephonic meeting.

Nominating Procedures. The Governance and Nominating Committee considers candidates for Board membership suggested by its Committee members and other Board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates upon request of the Committee from time to time. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the shareholder considers appropriate and in accordance with provisions set forth in the Company’s Bylaws relating to shareholder nominations. See “Shareholders’ Proposals for 2006 Annual Meeting” on page 38.

Mr. Blankenship and Admiral Inman were each recommended by the Governance and Nominating Committee for nomination for election at the Annual Meeting to serve a three-year term expiring at the annual meeting in 2008.

Once the Governance and Nominating Committee has identified a prospective nominee, the Governance and Nominating Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of the Company’s shareholders, employees and communities.

The Governance and Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. After completing this evaluation, the Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance and Nominating Committee.

Public and Environmental Policy Committee

The principal duties of the Public and Environmental Policy Committee are to:

(a)  review and make recommendations regarding the policies, programs, position and strategies of the Company in relation to public and environmental issues deemed significant by the Committee or which may be referred to the Committee by the Board or by management;

(b)  review and make recommendations regarding political, social and environmental trends and issues as they may affect the operations of the Company and its subsidiaries;

(c)  review and make recommendations in respect of the Company’s general policy regarding support of business, charitable, educational and political organizations; and

(d)  review and make recommendations in respect of the Company’s environmental policies and practices.

The members of the Public and Environmental Policy Committee are E. Gordon Gee (Chairman), James B. Crawford and Dan R. Moore. The Public and Environmental Policy Committee held four regular meetings during 2004.

Board and Committee Attendance

During 2004, the Board held four regular meetings and two special telephonic meetings. The independent directors met in executive session without the Chief Executive Officer or any other member of the Company’s management in connection with each of the four regular Board meetings. Each of the directors attended all meetings of the Board and of the Board Committees on which he or she served, except that two directors missed one Governance and Nominating Committee meeting due to scheduling conflicts and one director missed two Audit Committee meetings, one Governance and Nominating Committee meeting and one Public and Environmental Policy Committee meeting due to scheduling conflicts. All of the directors attended the Company’s annual meeting of shareholders in Charleston, West Virginia in May 2004. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attendance at meetings of the shareholders of the Company, the Board and Committees of which he or she is a member.

Lead Director

In November 2003, the Board created the position of Lead Director, whose primary responsibility is to ensure that the Board operates independently of management and that directors and shareholders have an independent leadership contact. On November 17, 2003, the Board appointed William R. Grant as the Lead Director for a two-year term. The Lead Director presides over the meetings of the independent directors that occur prior to each regularly scheduled meeting of the Board of Directors. Shareholders and other interested persons may contact the Lead Director in the manner described under “Communications with the Board” below.

Communications with the Board

Shareholders and other parties interested in communicating directly with the Lead Director or with the non-management directors as a group may do so by writing to Lead Director, c/o Corporate Secretary, Massey Energy Company, P.O. Box 26765, Richmond, Virginia 23261. The Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board or committees thereof or that the Corporate Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. Concerns relating to accounting, internal controls or auditing matters can also be communicated directly to the Audit Committee (i) by calling the Massey Energy Hotline toll free at 1-888-424-2417 (calls can be made anonymously and confidentially); (ii) by mail which will be held confidential, but cannot be received anonymously: Board of Directors—Audit Committee, c/o Corporate Secretary, Massey Energy Company P.O. Box 26765, Richmond, Virginia 23219; (iii) by mail which will be received anonymously: Alert Line, Ref: Massey Energy, PMB 3767, Charlotte, North Carolina 28277; or (iv) by e-mail at massey.hotline@masseyenergyco.com (e-mail will be held confidential, but cannot be received anonymously).

Code of Ethics

The Company has an Ethics Commitment Agreement, which is applicable to and signed annually by salaried employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Board has a separate Code of Ethics for Senior Financial Officers, which contains provisions specifically applicable to the Company’s senior financial officers, including the principal executive officer, the principal financial officer and the principal accounting officer, and a Code of Business Conduct and Ethics for Directors. The Ethics Commitment Agreement, the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics for Directors are available on the Company’s website. See “Availability of Corporate Governance Guidelines, Codes of Ethics and Committee Charters” on page 39. The Company intends to post amendments to or waivers from these ethics agreements (to the extent applicable to the Company’s directors, chief executive officer, principal financial officer or principal accounting officer) on its website at www.masseyenergyco.com: Investor Relations, Corporate Governance, Code of Ethics.

Certain Relationships and Related Transactions

Don L. Blankenship, Chairman, Chief Executive Officer and President, has a brother, George Blankenship, who is a certified public accountant who, since 1977, has performed accounting services for several of the Company’s vendors and independent contractors. The Company does not pay for such services. George Blankenship does not perform any services on behalf of the Company, and Don L. Blankenship receives no financial or other benefit from George Blankenship’s activities.

Don L. Blankenship, Chairman, Chief Executive Officer and President, has a nephew, Keith Blankenship, who owns A-A Tire and Parts, Inc. (“A-A”). Various of the Company’s subsidiaries purchase automobile and light truck parts from A-A. During the year ended December 31, 2004, the Company’s subsidiaries expended an aggregate of $1,020,147 for goods and services provided by A-A. Other than payments by the Company’s subsidiaries for goods and services of A-A (which are guaranteed by A-A to be the lowest prices and of at least equal quality for comparable goods and services), the Company and the Company’s subsidiaries make no other payments to A-A or its shareholders or officers. Don L. Blankenship has no financial or other interest in the activities of A-A.

On July 27, 2000, John C. Adkins, Senior Vice President and Chief Operating Officer, obtained a loan from the Company’s subsidiary, Boone East Development Co., in the amount of $327,000, bearing interest at the rate of 8% per annum, for the purpose of constructing his residence. The loan provides that if Mr. Adkins remains employed with the Company until June 24, 2010, or if he (i) is terminated by the Company for any reason other than for violation of the Company’s ethics policy, (ii) dies or (iii) becomes disabled before June 24, 2010, the loan and all accrued and unpaid interest thereunder will be forgiven by the Company. The Company also reimburses Mr. Adkins to compensate for federal and state withholding taxes that are payable on any forgiven principal and interest. If Mr. Adkins voluntarily terminates his employment with the Company before June 24, 2010, he shall repay the loan as follows:

Termination Date	Payment Due
Between June 25, 2003 and June 24, 2005	75% of the outstanding principal plus accrued interest thereon
Between June 25, 2005 and June 24, 2007	40% of the outstanding principal plus accrued interest thereon
Between June 25, 2007 and June 24, 2010	20% of the outstanding principal plus accrued interest thereon

The largest aggregate principal amount of indebtedness outstanding at any time during 2004 was $245,250 and the principal amount thereof outstanding as of March 31, 2005, was $245,250.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the forms required by Section 16 of the Exchange Act that have been received by the Company during and with respect to the Company’s most recent fiscal year, the Company is not aware of any executive officer, director or beneficial owner of more than 10% of the Company’s stock that failed to file on a timely basis any Forms 3, 4 or 5, with the following exceptions. On October 1, 2004, after being made aware of his Section 16 reporting obligations as the principal accounting officer of the Company, Mr. Tolbert filed a Form 3 to reflect his beneficial ownership of Common Stock on November 30, 2000, the date of his appointment to that position, as well as three Forms 4 to reflect all reportable transactions that had occurred since such date. Prior to November 2, 2004, the executive officers of the Company reported the vesting schedules of restricted units and shadow stock as footnotes to each of their Forms 4 that reported the actual grants of restricted units and shadow stock, rather than filing Forms 4 with respect to each vesting date. On November 2, 2004, after being made aware of this, the affected officers filed Forms 4 to reflect the vesting of restricted units and shadow stock. Mr. Blankenship filed five Forms 4, Mr. Phillips filed four Forms 4, Mr. Adkins filed two Forms 4, Mr. Short filed four Forms 4, Mr. Dostart filed one Form 4, Mr. Gardner filed one Form 4, Mr. Jarosinski filed three Forms 4, and Mr. Poma filed one Form 4. Prior to November 16, 2004, the directors who elected to defer director fees in exchange for phantom stock units in a given year reported their grants on Forms 5 filed within 45 days after the year in which the deferrals were made, rather than filing Forms 4 with respect to each grant date. On November 16, 2004, after being notified of this, the affected directors filed Forms 4 to reflect their current grants of phantom stock units to date. Mr. Grant filed one Form 4, Mr. Inman filed one Form 4 and Mr. Moore filed one Form 4.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Company has established challenging objectives for earnings growth and shareholder returns for the Company. To support the alignment of management’s interests with those of the shareholders, the Compensation Committee conducts on a regular basis a thorough review of the Company’s compensation programs and, as a result, has approved the following executive compensation philosophy.

Executive Compensation Philosophy

The Company’s basic strategy is to establish executive compensation programs that will attract, retain, develop and motivate the highly qualified executive team that is needed to achieve challenging performance objectives and build shareholder value. The Company expects superior performance, both collectively and individually, and its compensation programs are designed to provide superior rewards when expectations are achieved. An independent consulting firm is periodically engaged by the Compensation Committee to evaluate the competitiveness of the programs against a mining industry peer group of companies comparable to the Company. This compensation peer group includes some but not all of the companies included in the indices as presented in the stock performance graph found on page 26. The compensation peer group was selected on the basis of industry, size, complexity, financial performance history, growth and other relevant factors, including executive talent resources.

The intent of the Company’s compensation philosophy is to provide the participating executives a clear and common understanding of Company objectives (financial and non-financial), how objectives are established and the reward for the achievement of objectives. Individual accountability for the achievement of pre-established personal and Company performance objectives are reflected in the achievement of the targeted level of compensation. The programs will provide the flexibility to meet the compensation needs of the Company. The programs maintain an appropriate compensation mix for executives between fixed, annual incentive and long-term incentive compensation.

Base Salary

The Company’s base salary philosophy is to provide a basic level of financial security to executives using as guidance pay within the compensation peer group selected by the Compensation Committee. The Compensation Committee will review base salaries for executives and those of the compensation peer group on a regular basis to ensure that the Company pays base salaries commensurate with its philosophy. In reviewing and approving the base salaries of executive officers (other than the Chief Executive Officer, who is discussed separately below), the Committee considered (1) the terms of any employment contract, if any, with the executive; (2) the recommendation of the Chief Executive Officer; (3) salary norms, to the extent available, for persons in comparable positions at comparable companies in similar markets; (4) the person’s experience; and (5) an assessment of each executive’s performance and contribution to the Company.

Annual Incentive Program

Annual incentive bonuses provide an opportunity for certain of the Company’s key employees, including all of its Named Executive Officers, to earn significant additional compensation for attainment of Company and individual performance objectives. The target amount payable to each key employee is based on the Company’s and the key employee’s actual performance. For key employees without specific performance goals, 75% of the annual incentive bonus is based on the Company’s cumulative earnings before interest and taxes (“EBIT”) for the fiscal year and 25% of the cash bonus is based on the discretion of the Compensation Committee. For key employees with specific performance goals, 50% of the annual incentive bonus is based on specific performance goals (such as coal production, coal shipments, coal production, cost containment, coal reserve acquisitions, safety performance, reductions in environmental violations and medical cost containment goals), 25% is based on the Company’s EBIT and 25% is based on the discretion of the Compensation Committee.

For the fiscal year ended December 31, 2004, the Company paid the following annual incentive bonuses to its Named Executive Officers, other than Don L. Blankenship:

Name	2004 Annual Incentive Bonus Award	Percent of Target
Baxter F. Phillips, Jr.	$111,230	101.1%
J. Christopher Adkins	$90,000	64.3%
H. Drexel Short, Jr.	$81,230	73.9%
Thomas J. Dostart	$51,010	72.9%

The 2004 annual incentive bonus awards for Mr. Phillips, Mr. Short, and Mr. Dostart were based 75% on the Company’s EBIT for fiscal year 2004 and 25% on the discretion of the Compensation Committee. The 2004 annual incentive bonus award for Mr. Adkins was based 50% on specific performance measurements, 25% based on the Company’s EBIT for fiscal year 2004 and 25% on the discretion of the Compensation Committee. All annual incentive awards of the Named Executive Officers are reviewed and approved by the Compensation Committee.

The 2005 annual incentive bonus target awards approved by the Compensation Committee for the Company’s Named Executive Officers, other than Mr. Blankenship, for the fiscal year ending December 31, 2005 are indicated as follows:

Name	2005 Annual Incentive Bonus Target
Baxter F. Phillips, Jr.	$130,000
J. Christopher Adkins	$140,000
H. Drexel Short, Jr.	$110,000
Thomas J. Dostart	$70,000

The 2005 annual incentive bonus target awards for Mr. Phillips and Mr. Dostart will be based 75% on the Company’s EBIT for fiscal year 2005 and 25% on the discretion of the Compensation Committee. The 2005 annual incentive bonus target awards for Mr. Adkins and Mr. Short will be based 50% on specific performance measurements, 25% based on the Company’s EBIT for fiscal year 2005 and 25% on the discretion of the Compensation Committee.

Mr. Blankenship’s 2004 annual incentive bonus award and his 2005 annual incentive bonus target are discussed below in the sections entitled “Discussion of 2004 Compensation for the Chief Executive Officer” and “Employment Contract with Don L. Blankenship.”

Long-Term Incentive Program

Approximately 850 employees, including all of the Named Executive Officers, currently participate in the Company’s long-term incentive program (the “LTIP”). This program’s primary purposes are to offer an incentive for the achievement of superior operating results, to align employee and shareholder interests, and to foster the retention of key personnel. It is the Compensation Committee’s intent that all amounts to be awarded under this program qualify as performance-based compensation under Internal Revenue Service definitions.

Under the LTIP, the Compensation Committee may make grants of the following: (i) cash incentive awards, which are based upon meeting earnings or other financial targets established by the Compensation Committee; (ii) stock options, which become exercisable on terms established by the Compensation Committee and which have value only if shareholder value is increased; (iii) restricted stock awards; and (iv) restricted unit awards.

For the grants made in 2004, the cash compensation awards to the three top employee levels (which includes the Named Executive Officers plus four additional top management employees) provide that the awards will be payable if the Company’s cumulative earnings before taxes (“EBT”) meet or exceed certain target amounts. The cash compensation awards to the employees participating in levels four through nine of the LTIP are payable only if the Company’s cumulative earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) meet or exceed certain target amounts. For grants made in years prior to 2003, all cash compensation awards were computed based on achieving certain EBITDA targets.

The grants of stock options, restricted stock and restricted units awarded to eligible employees in 2004 become exercisable or vest, as the case may be, upon the earlier to occur of the following: (1) on November 15, 2008; (2) on or about March 31, 2007, for levels one through three, if certain EBT targets are met for the period from January 1, 2005 through December 31, 2006 and for levels four through seven, if certain EBITDA targets are met for the period from January 1, 2005 through December 31, 2006; (3) on or about March 31, 2008, for levels one through three if certain EBT targets are met for the period from January 1, 2005 through December 31, 2007 and for levels four through seven, if certain EBITDA targets are met for the period from January 1, 2005 through December 31, 2007; and (4) as to all stock options, restricted stock and restricted units that remain subject to the foregoing restrictions, if prior to November 15, 2008, the employment of the grantee by the Company or its subsidiaries is terminated by reason of, retirement (in the case of stock options only), death or permanent and total disability, as determined in accordance with applicable Company personnel policies, or within two years following a change of control of the Company. In 2004, the program was expanded to include cash incentive awards for approximately 650 front-line managers (level nine).

The focus of the LTIP is regularly reviewed and, if necessary, changed so that the Company will remain competitive in order to attract and retain key employees. The program presently emphasizes the use of cash and stock based awards aligned to build shareholder value.

Deferred Compensation Programs

In an effort to assist in attracting and retaining those employees whose judgment, abilities and experience will contribute to the Company’s continued progress, the Company maintains two deferred compensation programs to permit eligible employees to defer a portion of their salary, bonus and incentive awards, and to provide a benefit for such employees whose benefits under the Massey Coal Salary Deferral and Profit Sharing Program (the Company’s 401(k) plan) are limited by the application of Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Massey Executive Deferred Compensation Program, as amended and restated as of January 1, 2005, is maintained by the Company and administered by the Compensation Committee of the Company for the purpose of providing deferred compensation to a select group of management and highly compensated employees. The A.T. Massey Coal Company, Inc. Executive Deferred Compensation Plan, as amended and restated as of January 1, 2005, is maintained by A.T. Massey and administered by A.T. Massey’s Executive Benefit Committee for the purpose of providing deferred compensation to those who are both employed by A.T. Massey and are members of management or otherwise are highly compensated employees. Both programs were amended effective January 1, 2005 (i) to reflect recent changes made to certain provision of the Code that apply to non-qualified deferred compensation plans and (ii) to effect necessary administrative changes.

Discussion of 2004 Compensation for the Chief Executive Officer

Mr. Blankenship became the Chief Executive Officer of A.T. Massey Coal Company, Inc. in 1992. In the following years, the Company’s coal business prospered, not only in earnings performance but also in accumulation of reserves. These accomplishments occurred during challenging times in the coal industry with fierce price competition and consolidation. In 1998, another coal industry competitor made a lucrative employment offer to Mr. Blankenship. As a result, Fluor Corporation (then, the parent company of A.T. Massey, “Fluor”) and Mr. Blankenship negotiated and entered into a contract that was competitive with other coal producers in the central Appalachian area to retain Mr. Blankenship’s services at A.T. Massey. After the Company’s spin-off with Fluor in November 2000, the Compensation Committee negotiated a similar contract to encourage Mr. Blankenship to continue leading the Company through April 2005. In February 2005, the Compensation Committee negotiated an amendment to that agreement which extended Mr. Blankenship’s employment with the Company through December 31, 2005. Mr. Blankenship’s compensation package, which is reflected in his employment agreement (as amended) and that is summarized following this report, is designed to provide significant incentives for Mr. Blankenship. The Compensation Committee set predetermined performance goals and objectives including both business performance objectives, which measure Company financial and safety performance, and subjective goals, which assess retention, successorship, and diversity. For the fiscal year ended December 31, 2004, not all of the performance goals and objectives were met and, therefore, the Compensation Committee elected to award Mr. Blankenship $612,500 ($112,500 paid in August 2004 and $500,000 paid in February 2005), which represented 68% of his target bonus of $900,000 as provided for in his employment agreement.

Section 162(m) Deductibility

Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table in the proxy statement to $1 million, unless certain requirements are met. The Company intends to maximize the corporate tax deduction. However, while the Company’s incentive compensation programs are designed to facilitate compliance with Section 162(m), the Compensation Committee believes that the Company must attract and retain qualified executives to manage the Company and that, in some instances, the Compensation Committee may need the flexibility to offer compensation that exceeds the Section 162(m) threshold for deductibility. The Compensation Committee has approved the Chief Executive Officer’s compensation recognizing that a portion of it will not be deductible.

Compensation Committee Membership

No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation Committee

April 5, 2005	William R. Grant	Bobby R. Inman	Martha R. Seger

Employment Contract with Don L. Blankenship

The Company entered into an employment agreement with Mr. Blankenship, the Company’s Chairman, Chief Executive Officer and President, effective November 1, 2001 and ending April 30, 2005. This employment agreement was amended and restated on July 16, 2002 (the “Employment Agreement”). On February 22, 2005, the Employment Agreement was further amended with such amendment having an effective date of May 1, 2005 and ending December 31, 2005 (the “Amendment”).

Under the terms of the Employment Agreement, Mr. Blankenship receives a base salary of $1,000,000 per year. The Employment Agreement provides for bonuses in 2002, 2003, 2004 and 2005 with target amounts of not less than $700,000, $800,000, $900,000 and $450,000, respectively, which will be based on meeting predetermined performance goals and objectives established and mutually agreed to by the Compensation Committee and Mr. Blankenship.

In accordance with the Employment Agreement, Mr. Blankenship is eligible for long-term incentive awards under the LTIP. Mr. Blankenship’s participation for the annual 2002, 2003, 2004 and 2005 performance cycles consists of an annual target cash award of $300,000, grants of 50,000 non–qualified stock options, 12,700 shares of restricted stock, and a cash bonus equal to the fair market value of 7,300 shares of the Company’s Common Stock (except for the six-month fiscal 2005 performance cycle ending April 30, 2005 for which the LTIP award consists of a target cash award of $150,000, 25,000 non-qualified stock options, 6,350 shares of restricted stock, and a cash bonus equal to the fair market value of 3,650 shares of the Company’s Common Stock).

Mr. Blankenship’s Employment Agreement provides for grants of 300,000 shadow stock units on each of November 1, 2001, 2002 and 2003 and 150,000 units on November 1, 2004, subject to review and approval by the Board. The units become vested if Mr. Blankenship remains continuously employed by the Company through April 30, 2005 (the units vest on October 31, 2002, 2003 and 2004, and on April 30, 2005, respectively), or his employment terminates, on or before April 30, 2005, due to termination by the Company without “cause,” or terminates following a “change of control” (as such terms are defined in the employment agreement). Upon vesting, the value of these units will be credited to Mr. Blankenship’s account under the Company’s Executive Deferred Compensation Program (the “Deferred Compensation Program”). If Mr. Blankenship’s employment terminates prior to April 30, 2005, for any other reason (including death or disability), then any outstanding units not yet vested will be forfeited.

Mr. Blankenship was also granted 787,500 stock appreciation rights (“SARs”) on November 1, 2001 under his Employment Agreement. All restrictions on the SARs will terminate if he remains continuously employed by the Company until the applicable vesting dates as follows: 225,000 SARs will vest on each of October 31, 2002, 2003 and 2004 with the remaining 112,500 SARs vesting on April 30, 2005. In addition, all of the restrictions on the SARs will expire if Mr. Blankenship’s employment with the Company terminates, on or before April 30, 2005, either due to termination by the Company without “cause” or following a “change of control.” In each of these cases, the value of the SARs on the vesting dates will be credited to Mr. Blankenship’s account in the Deferred Compensation Program. If Mr. Blankenship’s employment terminates prior to April 30, 2005, for any reason other than the foregoing, then all of the unvested SARs terminate and are forfeited.

On November 1, 2001, a retention stock account (the “Retention Stock Account”) in favor of Mr. Blankenship was established under the Deferred Compensation Program and credited with the then value of 350,000 shares of the Company’s Common Stock. Mr. Blankenship’s interest in the Retention Stock Account will vest on April 30, 2005, if he remains continuously employed by the Company until April 30, 2005. Mr. Blankenship’s interest in the Retention Stock Account also will vest if his employment with the Company terminates, on or before April 30, 2005, either due to termination by the Company without “cause,” following a “change of control” or in the event of death or disability. In the event Mr. Blankenship’s employment terminates prior to April 30, 2005, for any reason other than the foregoing, then all of his interest in the Retention Stock Account shall terminate and be forfeited. The value of the Retention Stock Account shall be determined based on the value of the Company’s Common Stock as if the amount credited thereto was invested in Company stock and received dividends and other distributions thereon to the same extent as if it was invested in the Company’s Common Stock.

Pursuant to the Employment Agreement, Mr. Blankenship’s account in the Deferred Compensation Plan will be credited with $400,000 on each of October 31, 2002, October 31, 2003 and October 31, 2004 and $200,000 on April 30, 2005. All restrictions on such amounts and the bookkeeping earnings thereon shall lapse on April 30, 2005, if Mr. Blankenship remains continuously employed by the Company until April 30, 2005. In addition, if Mr. Blankenship’s employment with the Company terminates either due to termination by the Company without “cause” or following a “change of control” then the date for the addition of any credits to the Deferred Compensation Plan shall be accelerated and all restrictions on all such amounts (including amounts credited before the termination date) and the bookkeeping earnings thereon shall lapse as of such termination date. If Mr. Blankenship’s employment with the Company and A.T. Massey terminates prior to April 30, 2005, due to death or permanent and total disability, all restrictions shall lapse on amounts scheduled to be credited to Mr. Blankenship’s account in the Deferred Compensation Plan on or before Mr. Blankenship’s termination date and the bookkeeping earnings thereon. If Mr. Blankenship’s employment with the Company terminates prior to April 30, 2005, for any reason other than the foregoing, then all of his rights with respect to amounts credited or to be credited to his account in the Deferred Compensation Plan as described in this paragraph shall terminate as of the date of such termination of employment.

Mr. Blankenship’s rights under the $4,000,000 split dollar life insurance policies or program owned by the Company shall be vested if Mr. Blankenship remains continuously employed by the Company until April 30, 2005, or earlier upon the termination of Mr. Blankenship’s employment following a “change in control,” for reasons which do not constitute “cause” or due to death or permanent and total disability. Mr. Blankenship’s rights under the $4,000,000 split dollar life insurance policies or program is determined without regard to this paragraph if Mr. Blankenship’s employment with the Company and A.T. Massey terminates before April 30, 2005, for any reason other than the foregoing.

The Employment Agreement also provides for certain payments in connection with the termination of Mr. Blankenship’s employment. Upon termination, the Company will be obligated to pay Mr. Blankenship all accrued and unpaid base salary, any unpaid bonus and any benefits to which he is entitled under the Deferred Compensation Program and the LTIP. If Mr. Blankenship’s employment with the Company is terminated by the Company without “cause” or due to death or disability, or within two years following a “change of control” (as defined in the program), the stock options, SARs, shadow stock units, the Retention Stock Account, restricted stock, restricted units and split dollar life insurance policies or program will become fully vested, and the cash component will become payable. In the event Mr. Blankenship’s employment terminates for any reason other than the foregoing, then such awards will be forfeited to the extent they are unvested and the cash component will be forfeited entirely for amounts not yet earned.

Under the Employment Agreement, if Mr. Blankenship’s employment is terminated by the Company without “cause,” the Company will be obligated to pay Mr. Blankenship, in addition to the amounts described above, base salary and annual bonuses for the remaining term (including a pro-rata bonus for any partial year) of the Employment Agreement.

The Amendment extends the term of the Employment Agreement, which was set to expire on April 30, 2005, for an additional eight months (the “Extension Period”) to coincide with the Company’s fiscal year. Under the terms of the Amendment, Mr. Blankenship will receive: (i) a base salary of $83,333 per month; (ii) an extension incentive bonus target of $600,000 based on specified business performance measures for fiscal year 2005, including EBIT, produced tons, earnings per share, net coal sales and company safety objectives, as well as strategic objectives such as successorship plans for key executive positions, employee retention and employee diversity; (iii) an LTIP award that includes a $200,000 target cash award based on the Company’s EBIT for fiscal years 2005, 2006, and 2007, 33,333 non-qualified stock options, 8,467 shares of restricted stock, and a cash bonus award equal to the fair market value of 4,867 shares of the Company’s Common Stock; (iv) a deferred incentive bonus equal to the product obtained by multiplying (a) the average of the high and low trading prices of the Company’s Common Stock on the NYSE on December 30, 2005, by (b) 266,667; (v) a grant of 150,000 SARs; (vi) a retention cash award of $266,667; and (vii) the premium payments on the $4,000,000 split dollar life insurance policy.

No vesting, payment, conversion or other provisions regarding any of the compensation items in the Employment Agreement are affected by the Amendment.

Under the terms of the Amendment, on April 30, 2005, the then value of the Retention Stock Account described above determined by the average of the high and low trading prices of the Company’s Common Stock on the NYSE on such date, shall be converted into a cash amount and credited to Mr. Blankenship’s account in the Deferred Compensation Plan.

In the event that Mr. Blankenship’s employment with the Company terminates during and prior to the end of the Extension Period for any reason other than for cause, then the Company shall pay to Mr. Blankenship, or if Mr. Blankenship is deceased, to his estate, 2.5 times the sum of Mr. Blankenship’s annual base salary of $1,000,000 plus his extension incentive bonus of $600,000, unless Mr. Blankenship elects to terminate his employment voluntarily during and prior to the end of the Extension Period other than for good reason (i.e., relocation, reduction in base salary or other compensation, material reduction in scope of responsibilities, or significant reduction in authority). In the event that Mr. Blankenship’s employment with the Company terminates during and prior to the end of the Extension Period for any reason, all of Mr. Blankenship’s rights with respect to the deferred incentive bonus, SARs, and retention cash award, as set forth in items (iv) through (vi) above, shall terminate and all rights thereunder shall cease, and payment of the life insurance premiums as set forth in item (vii) above shall cease.

Under the Special Successor Development and Retention Program, an agreement entered into in October 1998 between Fluor and Mr. Blankenship, the Company is obligated upon Mr. Blankenship’s retirement to provide Mr. Blankenship title to a Company-owned residence and associated property in Sprigg, West Virginia, and to pay an amount to reimburse him for any income taxes owed by him as a result of such title transfer. The residence is currently valued at approximately $250,000. At any time after July 1, 2001, the Compensation Committee may authorize such transfer before retirement. Also under the Special Successor Development and Retention Program, the Compensation Committee agreed to approve Mr. Blankenship’s early retirement at age 55 for the purposes of the Company’s Executive Supplemental Benefit Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Other Compensation

The following table shows for the fiscal years ended December 31, 2004, 2003 and 2002, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Named Executive Officers in all capacities in which they served.

SUMMARY COMPENSATION TABLE (1)

Name and Principal Position					Long Term Compensation			All Other Compensation(4)
		Annual Compensation			Awards		Payouts
	Fiscal Year	Salary(1)	Bonus(1)	Other Annual Compensation(2)	Restricted Stock Awards(3)	Securities Underlying Options/ SARs (#)	LTIP Payouts
D. L. Blankenship Chairman, Chief Executive Officer and President	2004 2003 2002	$1,000,000 1,000,000 1,000,000	$292,500 100,000 350,000	$328,224 157,929 134,147	$4,229,651 4,345,657 2,427,167	25,000 50,000 50,000	$ — — —	$53,263 74,565 70,655

B. F. Phillips, Jr. (5) Executive Vice President and Chief Administrative Officer	2004 2003 2002	246,837 179,504 138,994	5,000 — 72,000	137,344 34,770 15,117	86,900 51,131 42,701	19,627 11,545 9,236	— — —	5,873 8,114 9,164

J. C. Adkins Senior Vice President and Chief Operating Officer	2004 2003 2002	267,329 221,009 174,006	— — 102,000	202,197 191,359 57,519	86,900 86,913 53,376	19,627 19,627 11,545	— — —	6,766 10,116 6,843

H. D. Short, Jr. Senior Vice President, Group Operations	2004 2003 2002	302,637 273,456 246,891	— — 106,000	182,273 47,842 23,433	51,116 51,131 53,376	11,545 11,545 11,545	— — —	40,247 51,512 52,224

T. J. Dostart (6) Vice President, General Counsel and Secretary	2004 2003 2002	201,758 131,824 —	— — —	105,520 9,770 —	40,905 168,897 —	9,236 27,708 —	— — —	4,474 2,350 —

J. L. Gardner (7) Executive Vice President and Chief Administrative Officer	2004 2003 2002	251,264 280,000 280,000	— 100,000 170,000	403,144 157,574 5,382	— 86,913 368,493	— 19,627 58,881	— — —	56,319 72,548 57,264

(1)	Annual amounts shown include cash compensation paid to each Named Executive Officers during the year, as well as amounts earned in such year but deferred at the election of the Named Executive Officer.
(2)	The amount reported in this column includes amounts reimbursed during the fiscal year for the payment of taxes and perquisites or other personal benefits exceeding the lesser of $50,000 or 10 percent of an individual’s total annual salary plus bonus. Amounts reimbursed for the payment of taxes were as follows: for Mr. Blankenship $229,246 in 2004, $89,454 in 2003 and $54,330 in 2002 (not including tax gross-up on reimbursement of housing costs as noted below); for Mr. Phillips $124,967 in 2004 and $34,770 in 2003; for Mr. Adkins $162,634 in 2004, $88,307 in 2003 and $28,384 in 2002; for Mr. Short $178,347 in 2004 and $47,842 in 2003; for Mr. Dostart $65,930 in 2004; and for Mr. Gardner $330,073 in 2004 and $157,574 in 2003. Perquisites or other benefits exceeding 25% of the amounts reported for individuals disclosed in this footnote include: for Mr. Blankenship, $21,452 in 2003 and $25,386 in 2002 for personal use of Company cars; $25,800 in 2004 and $25,800 in 2003 for personal use of Company housing; and $24,391 in 2004 for personal use of Company aircraft; for Mr. Adkins, $38,499 in 2004 and $100,293 in 2003 for forgiveness of principal and interest on loan (see Certain Relationships and Related Transactions on page 11), and $27,804 in 2002 for forgiveness of interest on loan; and, for Mr. Gardner in 2004, $36,262 for personal use and gift of a Company car and $22,749 for personal use of Company aircraft.
(3)

The amount reported in the table includes restricted stock and shadow stock, and represents the market value of such restricted stock and shadow stock at the date of grant, without giving effect to the diminution in value attributable to the restrictions on such stock. In fiscal years ended December 31, 2002, 2003 and 2004, the Company awarded 155,643, 50,956 and 19,326 shares of restricted stock, respectively, to the Named Executive Officers as a group. With respect to all shares of restricted stock granted in fiscal years ended December 2002 and 2003, 25% of each grant will vest annually on the anniversary date of each grant. With respect to all shares of restricted stock granted in fiscal year ended 2004, 100% of each grant will vest on November 15, 2008, subject to acceleration if certain financial performance criteria are met by the end of fiscal year 2006 or 2007. As of December 31, 2004, the aggregate number and value of shares of restricted stock held by each of the above Named Executive Officers based on the closing price for the Company’s Common Stock on December 31, 2004, consisted of the following:

Name	Shares of Restricted Stock	Value
D. L. Blankenship	33,221	$1,161,074
B. F. Phillips, Jr.	12,953	452,707
J. C. Adkins	15,996	559,060
H. D. Short, Jr.	13,311	465,219
T. J. Dostart	11,443	399,933
J. L. Gardner	—	—

As of December 31, 2004, aggregate restricted stock holdings for all of the employees and directors of the Company consisted of 501,833 shares with an aggregate value of $17,539,063 based on the closing price for the Company’s Common Stock on December 31, 2004, without giving effect to the diminution of value attributable to the restrictions on such stock. Holders of restricted stock are entitled to receive dividends at the same rate and time as dividends paid on an equivalent number of shares of the Company’s Common Stock. Pursuant to his employment agreement, Mr. Blankenship was awarded 300,000 units of shadow stock on November 1, 2002 and November 1, 2003 and 150,000 units on November 1, 2004. As of December 31, 2004, the aggregate unvested shadow stock holdings for Mr. Blankenship consisted of 150,000 units with an aggregate value of $5,242,500 based on the closing price of the Company’s Common Stock on that date. Mr. Blankenship currently is the sole holder of the Company’s shadow stock.

(4)	Amounts shown for 2004 are as follows:

Name	Coal Company Salary Deferral and Profit Sharing Plan	A. T. Massey Coal Company, Inc. Executive Deferred Compensation Plan	Life Insurance Premium	Total
D. L. Blankenship	$2,355	$16,875	$34,033	$53,263
B. F. Phillips, Jr.	2,355	3,518	—	5,873
J. C. Adkins	2,355	4,411	—	6,766
H. D. Short, Jr.	2,355	—	37,892	40,247
T. J. Dostart	2,355	2,119	—	4,474
J. L. Gardner	2,355	—	53,964	56,319

(5)	Mr. Phillips became Executive Vice President and Chief Administrative Officer on November 20, 2004. He previously served as Senior Vice President and Chief Financial Officer.
(6)	Mr. Dostart joined the Company on May 5, 2003.
(7)	Mr. Gardner served as an outside director of the Company from December 1, 2000 through August 1, 2002. As part of the normal compensation as an outside director of the Company, Mr. Gardner received an annual restricted stock grant of 2,028 shares on January 22, 2002, with a grant date value of $32,347. The value of this restricted stock grant is not included in the above table. Mr. Gardner resigned from the Company on November 19, 2004.

Option/SAR Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options made during fiscal year 2004 under the LTIP to the Named Executive Officers:

OPTION GRANTS

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Period	Exercise Price (per Share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term Value(2)		Grant Date Present Value(3)
					5%	10%
D. L. Blankenship	25,000	5.3%	$29.945	11/15/2014	$470,885	$1,193,308	$341,858
B. F. Phillips, Jr.	19,627	4.1%	29.945	11/15/2014	369,682	936,842	268,385
J. C. Adkins	19,627	4.1%	29.945	11/15/2014	369,682	936,842	268,385
H. D. Short, Jr.	11,545	2.4%	29.945	11/15/2014	217,455	551,070	157,870
T. J. Dostart	9,236	1.9%	29.945	11/15/2014	173,964	440,865	126,296
J. L. Gardner	—	—	—	—	—	—	—

(1)	Options were granted with an exercise price equal to $29.945, the fair market value of the underlying Common Stock of the Company on the date of grant. All options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The options vest on November 15, 2008, four years from the date of the grants, subject to acceleration in the event certain financial performance criteria are met by the end of fiscal year 2006 or 2007. The exercise price and tax withholding obligations related to option exercises may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(2)	Assumes 10-year option term (amount of total growth given annualized rate).
(3)	The grant date present value for the option grants are computed using the Black-Scholes option pricing model based on the following general assumptions: (i) an expected option term of 4.3 years for options which expire 10 years from the date of grant, which reflects a reduction of the actual 10-year life of the option based on historical data regarding the average length of time an executive holds an option before exercising; (ii) a risk-free interest rate that represents the interest rate on a U.S. Treasury Strip with a maturity date corresponding to that of the expected option term; (iii) stock price volatility is calculated using the Company’s daily stock data from December 31, 2000 through November 15, 2004; and (iv) dividend yield is calculated using the current dividend yield as of the grant date. The specific option pricing model assumptions for the option grants were as follows: $29.945 exercise price; 3.559% risk free interest rate; 55.14% stock price volatility; and 0.534% dividend yield. The actual value, if any, a Named Executive Officer may realize will depend upon the excess of the stock price on the date the option is exercised; therefore, there is no assurance that the value realized by the Named Executive Officer will be at or near the amount shown.

Aggregate Option/SAR Exercises in the Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options and SARs during fiscal year 2004 and unexercised options and SARs held as of December 31, 2004:

AGGREGATED OPTION/SAR EXERCISES

AND FISCAL YEAR END OPTION/SAR VALUE

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Year End (#)		Value of Unexercised In- the-Money Options/SARs at Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
D. L. Blankenship(2)	925,488	$9,780,887	99,458	228,985	$1,591,708	$3,854,762
B. F. Phillips, Jr.	36,825	333,911	44,671	37,517	956,332	490,538
J. C. Adkins	38,659	385,759	33,047	45,886	605,565	671,823
H. D. Short, Jr.	24,943	206,000	84,163	31,742	1,841,186	501,918
T. J. Dostart	—	—	6,927	30,017	154,022	508,292
J. L. Gardner	29,441	637,545	4,907	—	104,789	—

(1)	Market value of underlying securities at year-end, minus the exercise price. These values are based on $34.95 a share, the closing price for the Company’s Common Stock on December 31, 2004.
(2)	The amounts that appear for Mr. Blankenship under the columns “Shares Acquired on Exercise” and “Number of Securities Underlying Unexercised Options/SARs at Year End (Unexercisable)” include 675,000 SARs and 112,500 SARs, respectively.

Long-Term Incentive Program Awards in the Last Fiscal Year

The following table provides information concerning cash incentive awards made to the Named Executive Officers during fiscal year 2004 under the Company’s LTIP. Each award under the LTIP represents the right to receive an amount in cash if earnings targets for a specified period, as established by the Company’s Compensation Committee, are achieved. If earnings fall below the threshold amount, no award is payable. If earnings fall between the threshold amount and the target amount or between the target amount and the maximum amount then the amount of the award is prorated accordingly. Payments made under the LTIP, if any, are reported in the Summary Compensation Table in the year of payout, if any.

LONG-TERM INCENTIVE PROGRAM—AWARDS IN LAST FISCAL YEAR

2005 - 2007 Award Cycle
	Performance or Other Period Until Maturation or Payment	Estimated Future Payouts Under Non- Stock Price Based Plans
Name		Low Target	Middle Target	High Target
D. L. Blankenship	3 years	$75,000	$150,000	$300,000
B. F. Phillips, Jr.	3 years	70,834	141,667	283,334
J.C. Adkins	3 years	70,834	141,667	283,334
H. D. Short, Jr.	3 years	41,667	83,333	166,666
T. J. Dostart	3 years	33,334	66,667	133,334
J. L. Gardner	—	—	—	—

Change of Control Provisions in Certain Plans

Under the Company’s stock plans, including the Massey Energy Company 1999 Executive Performance Incentive Plan, Massey Energy Company 1996 Executive Stock Plan and Massey Energy Company 1988 Executive Stock Plan, which provide for stock options, SARs, restricted stock, restricted units and cash incentive awards, restrictions on exercisability and transferability, which are premised on continued service with the Company or its subsidiaries, lapse if the holder’s employment is terminated for any reason within two years following a change of control of the Company. A change of control of the Company shall be deemed to have occurred if (i) a third person, including a “group,” as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company or (ii) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

Equity Compensation Plan Information

The following table sets forth as of December 31, 2004, the number of shares of the Company’s Common Stock authorized for issuance under the Company’s equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average per share exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	2,196,914	$16.98	3,670,222	(1)
Equity compensation plans not approved by shareholders(2)	—	—	—

Total	2,196,914	$16.98	3,670,222

(1)	The following plans have securities available for future issuance (refer to column (c)): 1995 Stock Plan for Non-Employee Directors (66,476 shares remain available for initial grants of restricted stock to new non-employee directors); 1997 Restricted Stock Plan for Non-Employee Directors (130,212 shares remain available for annual grants of restricted stock to non-employee directors); 1996 Executive Stock Plan (1,614,338 shares remain available for grants of either restricted stock or options to employees); and 1999 Executive Performance Incentive Plan (1,859,196 shares remain available for grants of either restricted stock or options to employees).
(2)	The Company does not have any equity compensation plans that have not been approved by shareholders.

Pension Plans

The following tables show the estimated annual pension benefits payable to a covered participant upon reaching normal retirement age under the Massey Energy Retirement Plan (the “MERP”), as well as a non-qualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Code limitations. The MERP has several benefit formulas. The following aggregate amounts are payable, from both plans, annually upon retirement at age 62 or later to Mr. Blankenship, Mr. Short, Mr. Phillips and Mr. Gardner. The amounts are payable for the participants’ lifetimes and are based on a 10-Year Certain and Life Annuity. A discount of up to 5% per year is applied for retirement before age 62 based on age at date of retirement, and the pension benefits are not reduced for Social Security or other benefits received by participants. The estimated annual benefits for the foregoing participant are as follows:

Years of Service at Normal Retirement Age

Remuneration	10	15	20	25	30	35 or More
$ 200,000	$30,000	$45,000	$60,000	$75,000	$90,000	$105,000
250,000	37,500	56,250	75,000	93,750	112,500	131,250
300,000	45,000	67,500	90,000	112,500	135,000	157,500
350,000	52,500	78,750	105,000	131,250	157,500	183,750
400,000	60,000	90,000	120,000	150,000	180,000	210,000
450,000	67,500	101,250	135,000	168,750	202,500	236,250
500,000	75,000	112,500	150,000	187,500	225,000	262,500
550,000	82,500	123,750	165,000	206,250	247,500	288,750
600,000	90,000	135,000	180,000	225,000	270,000	315,000
650,000	97,500	146,250	195,000	243,750	292,500	341,250
700,000	105,000	157,500	210,000	262,500	315,000	367,500
750,000	112,500	168,750	225,000	281,250	337,500	393,750
800,000	120,000	180,000	240,000	300,000	360,000	420,000
850,000	127,500	191,250	255,000	318,750	382,500	446,250
900,000	135,000	202,500	270,000	337,500	405,000	472,500
950,000	142,500	213,750	285,000	356,250	427,500	498,750
1,000,000	150,000	225,000	300,000	375,000	450,000	525,000
1,050,000	157,500	236,250	315,000	393,750	472,500	551,250
1,100,000	165,000	247,500	330,000	412,500	495,000	577,500
1,150,000	172,500	258,750	345,000	431,250	517,500	603,750
1,200,000	180,000	270,000	360,000	450,000	540,000	630,000
1,250,000	187,500	281,250	375,000	468,750	562,500	656,250
1,300,000	195,000	292,500	390,000	487,500	585,000	682,500
1,350,000	202,500	303,750	405,000	506,250	607,500	708,750
1,400,000	210,000	315,000	420,000	525,000	630,000	735,000

A participant’s remuneration covered by the pension plans is his average annual salary and bonus, consistent with the manner in which such amounts are presented in the Summary Compensation Table, for the 60 consecutive months of employment that produce the highest average over the entire period of employment.

As of the end of 2004, combined covered compensation and credited years of service were as follows:

Name	MERP Coverage	Non-Qualified Supplemental Pension Coverage	Total Coverage	Credited Years of Service
D. L. Blankenship	$205,000	$1,150,634	$1,355,634	22
B. F. Phillips, Jr.	205,000	16,647	221,647	23
H. D. Short, Jr.	205,000	196,170	401,170	23
J. L Gardner	205,000	117,081	322,081	9

Mr. Adkins is covered under a different benefit formula in the MERP. The following aggregate amounts are payable from both the MERP and the non-qualified supplemental plan, annually, upon retirement at age 62 or older. The amounts are payable for Mr. Adkins’ lifetime and are based on a 10-Year Certain and Life Annuity. A discount is applied for retirement before age 62, determined by the participant’s retirement date and date benefits are to begin. The pension benefits are not reduced for Social Security or other benefits received by Mr. Adkins. The estimated annual benefits for Mr. Adkins are as follows:

	Years of Service at Normal Retirement Age
Remuneration	5	10	15	20	25	30	35 or More
$200,000	$32,867	$65,733	$98,600	$98,600	$98,600	$98,600	$98,600
250,000	41,200	82,400	123,600	123,600	123,600	123,600	123,600
300,000	49,533	99,067	148,600	148,600	148,600	148,600	148,600
350,000	57,867	115,733	173,600	173,600	173,600	173,600	173,600
400,000	66,200	132,400	198,600	198,600	198,600	198,600	198,600

Mr. Adkins’ remuneration covered by the pension plans is his average annual salary and bonus, consistent with the manner in which such amounts are presented in the Summary Compensation Table, for the 60 consecutive months of employment that produce the highest average over the entire period of employment.

As of the end of 2004, Mr. Adkins’ covered compensation under the MERP was $205,000 and his covered compensation under the non-qualified supplemental pension was $35,783, for a combined covered compensation of $240,783; he has been credited with 18 years of service.

Mr. Dostart is covered by a cash balance formula under MERP. The formula credits a participant with a set amount of contribution for each hour actually worked, in addition to a guaranteed annual interest rate credit. For 2004, this formula credited a participant with $1.40 per hour actually worked and the credit for 2003 was $1.30 per hour actually worked. The guaranteed annual interest credit for contributions made 2004 and beyond is 4% and the guaranteed annual interest credit for contributions made for 2003 is 6.5%. Mr. Dostart actually worked 3,277 hours in 2004 and 2,549.5 hours in 2003.

As of the end of 2004, based on Mr. Dostart’s contributions and corresponding interest credits under MERP, his accrued benefit was $110. This plan is subject to five year vesting. Mr. Dostart has been credited with 2 years of service.

Performance Graph

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Massey Energy Company	$100.0	$164.0	$78.1	$168.4	$284.2
S&P 600 SmallCap Index	100.0	106.5	91.0	126.1	154.5
Bloomberg U.S. Coal Index	100.0	113.5	85.6	135.0	219.4

The graph above compares the performance of the Company’s stock with that of the S&P 600 SmallCap Index and the Bloomberg U.S. Coal Index, a published industry index. The Company is included as a composite member of the S&P 600 SmallCap Index. The historical data provided above for both the S&P 600 SmallCap Index and the Bloomberg U.S. Coal Index is based on the current composition of each respective index. The graph reflects only the performance of the Company’s stock during the period following the reverse spin-off with Fluor, and does not show any historic performance for the stock of Fluor prior to the reverse spin-off and the subsequent name change to Massey Energy Company.

The comparison of cumulative total return on investment (change in period-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 2000, in each of the Company, the S&P 600 SmallCap Index composite group, and the Bloomberg U.S. Coal Index composite group, with investment weighted on the basis of market capitalization.

DIRECTORS’ FEES

Seven of the eight present directors are not salaried employees of the Company or any of its subsidiaries. For their services during 2004, those directors are paid an annual retainer fee of $30,000 or, in the case of the Chairman of the Audit Committee, $40,000, and the Chairs of the other Board Committees, $34,000, plus a meeting fee of $3,000 for each Audit Committee meeting attended and $2,000 for each Board or other Board Committee meeting attended. Salaried employees receive no additional cash compensation for their services as directors. Directors are permitted to defer receipt of directors’ fees until their retirement or other termination of status as a director. Deferred amounts (at the election of the director) either accrue interest at rates fixed from time to time by the Executive Committee or are valued as if having been invested in Common Stock of the Company. During 2004, two directors chose to defer all or a portion of their directors’ fees.

Under the Massey Energy Company Stock Plan for Non-Employee Directors (the “1995 Plan”), directors who are not employees of the Company or its subsidiaries are eligible to receive, when they become directors, a one-time grant of 4,056 shares of restricted Common Stock of the Company and restricted units in an amount determined by the 1995 Plan committee which are payable in cash to assist in satisfying related income tax liabilities. Awards are made on a date determined by the 1995 Plan committee following appointment. Restrictions lapse on 20% of the shares on March 14 next following the date of the initial award. Restrictions lapse on the balance of the shares in four equal increments on each succeeding March 14.

In addition to benefits available under the 1995 Plan, directors who are not employees of the Company or any of its subsidiaries are eligible to receive grants of restricted Common Stock of the Company under the Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors (the “1997 Plan”). The 1997 Plan provides for annual grants of 2,028 shares of restricted stock to each eligible director, which grants are made as of the first Board meeting in any calendar year during which such director serves as a member of the Board. Restrictions on all stock granted under this plan will, as to any such stock held by the director for at least six months, lapse on the earlier of the following: the applicable director has completed five years of Board service, the director dies or becomes permanently and totally disabled, or a change of control occurs. The first Board meeting of calendar year 2005 took place on February 22, and each non-employee director was awarded 2,028 shares of Company stock. The value of 2,028 shares of stock was $86,525 based on the average of the high and low trading prices of the Company’s Common Stock on February 22, 2005. This does not take into account the diminution in value attributable to the restrictions on such stock under the 1997 Plan.

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2

The Audit Committee of the Board has selected Ernst & Young as the Company’s independent registered public accounting firm to perform the audit of the Company’s financial statements and the Company’s assessment of the effectiveness of its internal control over financial reporting for 2005. Ernst & Young LLP was the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2004. Fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal 2004 and 2003, and fees billed for other services rendered by Ernst & Young LLP for the years ended December 31, 2004 and December 31, 2003, were $2,063,000 and $1,133,000, respectively. Components of the audit and non-audit fees are shown below in tabular format in the Audit Committee report.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders of the Company.

The Company is asking the shareholders to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s By-Laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Board Recommendation

The Audit Committee and the Board of Directors recommend the shareholders vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

THE AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of six independent directors and operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that each of the members is financially literate and has the requisite accounting or related financial management expertise, as such terms are interpreted by the Board of Directors in its business judgment, to serve as members of the Audit Committee and that each of Mr. Grant and Dr. Seger is an “audit committee financial expert” under the rules promulgated by the SEC under the Sarbanes-Oxley Act. The charter of the Audit Committee specifies that the Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, relating to:

•	the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent registered public accounting firm.

The Audit Committee is responsible for the selection of the Company’s independent registered public accounting firm. Management is responsible for the Company’s internal controls and disclosure controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and of managements’ assessment of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors, in each case without the presence of the Company’s management. During fiscal 2004, the Audit Committee held four regular meetings and five telephonic meetings. The Chairman of the Audit Committee spoke at least monthly with the independent registered public accounting firm and frequently with the Company’s financial management and internal audit management.

During fiscal 2004, management represented to the Audit Committee that the Company’s quarterly and annual consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed these consolidated financial statements with management and Ernst & Young LLP prior to their issuance.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, the scope of the auditor’s responsibilities, significant accounting adjustments, and any disagreements with management.

Based upon the Audit Committee’s discussions with management and Ernst & Young LLP and the Audit Committee’s review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC. The Audit Committee also reviews with management and the registered independent public accounting firm the results of that firm’s review of the unaudited financial statements that are included in the Company’s quarterly reports on Form 10-Q.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted procedures for pre-approval of non-audit services performed by the Company’s independent registered public accounting firm. Management is required to obtain a written description of the non-audit services to be provided and the projected cost. Management forwards this information and a request to engage the independent registered public accounting firm for non-audit services to the Committee members for approval. Approval authority has been delegated to the Chairman of the Committee or his/her designee. Prior to approval, the Chairman of the Audit Committee confirms that the requested non-audit service is not a prohibited service as set out in SEC regulations. The Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2004.

Fees Billed by Ernst & Young LLP

Aggregated fees for services rendered by Ernst & Young LLP were approximately $2,063,000 for the fiscal year ended December 31, 2004 and $1,133,000 for the fiscal year ended December 31, 2003. These amounts are comprised of the following:

	Fiscal year ended December 31, 2004	Fiscal year ended December 31, 2003
Audit fees	$1,971,000	$989,000
Audit-related fees	77,000	129,000
Tax fees	15,000	15,000
All other fees	—	—

Total fees:	$2,063,000	$1,133,000

Audit fees are fees billed for professional services rendered for the audit of the annual financial statements, review of quarterly information, and services that generally only the auditor reasonably can provide. This category includes fees for assistance with and review of documents filed with the SEC and other accounting and financial reporting consultation and research work necessary to comply with PCAOB standards. In 2004, audit fees also included fees of $1,228,000 for professional services required by the Sarbanes-Oxley Act rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Audit-related fees are considered non-audit services and include fees paid to Ernst & Young LLP for audits of certain Company benefit plans and other consultations concerning financial accounting and reporting matters not classified as audit fees.

Tax fees are fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

All other fees are fees for products or services other than those in the above three categories. Ernst & Young LLP did not provide any services other than those described above.

Independence of Ernst & Young LLP

The Audit Committee has considered whether the provision of services described above under “Audit-related Fees” and “Tax Fees” is compatible with maintaining the independence of Ernst & Young LLP. The Chairman of the Audit Committee has had discussions with Ernst & Young LLP in which he made inquiries into its operations and conflict procedures, including the independence of its auditing function.

The Audit Committee has also received the written disclosures and a letter from Ernst & Young LLP relating to the independence of that firm as required by the SEC pursuant to the Sarbanes-Oxley Act and Rule 3600T of the PCAOB, which designates as interim independence standards Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and Standards Nos. 1, 2 and 3 of the Independence Standards Board (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP that firm’s independence from the Company.

Audit Committee

April 5, 2005	John C. Baldwin	James B. Crawford	E. Gordon Gee
	William R. Grant	Dan R. Moore	Martha R. Seger

RE-APPROVE QUALIFYING PERFORMANCE CRITERIA

CONTAINED IN THE 1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

Proposal 3

At the Annual Meeting, the shareholders of the Company will be asked to vote on a proposal to re-approve the qualifying performance criteria contained in the Massey Energy Company 1999 Executive Performance Incentive Plan (the “1999 Plan”) in order for the Company to continue to deduct for U.S. federal income tax purposes certain performance-based compensation paid to the Named Executive Officers.

Background

The 1999 Plan was initially approved by the shareholders of Fluor on March 9, 1999. On March 17, 2000, Fluor filed a registration statement on Form S-8 with the SEC registering 3,700,000 shares to be issuable under the 1999 Plan. Contemporaneously with the reverse spin-off of Fluor from the Company on November 30, 2000, the Board of Directors of the Company adopted the 1999 Plan, as amended and restated effective November 30, 2000, providing that the aggregate number of shares of the Company’s Common Stock that can be issued under the 1999 Plan may not exceed 3,700,000. Of the 3,700,000 shares authorized under the 1999 Plan, the aggregate number of shares that can be issued pursuant to all incentive awards, restricted stock awards and stock units (other than stock units issued upon exercise of options) under the 1999 Plan may not exceed 1,000,000. As of February 28, 2005, there were 1,818,620 shares left to be issued under the 1999 Plan.

Reasons to Re-Approve the Qualifying Performance Criteria Contained in the 1999 Plan

Section 162(m) of the Code contains special rules regarding the deductibility of compensation paid to a company’s chief executive officer and to each of the other four most highly compensated executive officers for U.S. federal income tax purposes. The general rule is that annual compensation paid to any of these specified executives will be not be deductible to the extent that it exceeds $1 million for any year. The Company can preserve the deductibility of certain compensation in excess of $1 million, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements. Among the conditions imposed by Section 162(m) is a requirement that the performance criteria used to determine the performance awards under the 1999 Plan be re-approved by shareholders every five years. The purpose of this proposal is to obtain such re-approval and thereby continue to provide the Compensation Committee of the Company the flexibility to determine compensation that satisfies the requirements of Section 162(m) for deductibility of certain compensation in excess of $1 million.

If the shareholders of the Company do not re-approve this proposal, any compensation expense of the Company associated with performance-based compensation under the 1999 Plan (together with all other non-performance based compensation) in excess of $1 million for the Company’s Chief Executive Officer or its other four most highly compensated executive officers may not be deductible for U.S. federal income tax purposes. If the Company’s shareholders do not re-approve this proposal, the Compensation Committee would consider the possible loss of the deduction, but may approve stock options, restricted stock, incentive awards and stock units and other performance awards for which some of the deduction is lost.

The Board of Directors recommends a vote “FOR” the re-approval of the qualifying performance criteria contained in the 1999 Plan. A copy of the 1999 Plan is attached as Appendix A to this Proxy.

Summary of the 1999 Plan

The purpose of the 1999 Plan is to advance the best interests of the Company and its shareholders by attracting, retaining and motivating management and other key employees, and further aligning the interests of such employees with those of the shareholders of the Company, by providing for or increasing the proprietary interest of such employees in the Company. The 1999 Plan authorizes the grant and issuance of awards that may take the form of stock options, restricted stock, incentive awards and stock units.

Eligibility

Any person who is an employee and an officer, key employee, or member of the Company’s executive management team, or a prospective employee who is to be an officer, key employee, or member of the executive management team, or a consultant or advisor of the Company or any of its affiliates, is eligible to be selected as a recipient of an award under the 1999 Plan. At present, there are approximately 850 employees eligible for awards under the 1999 Plan.

Administration

The 1999 Plan is administered by the Compensation Committee of the Company’s Board of Directors. Subject to the express provisions of the 1999 Plan, the Compensation Committee has broad authority to administer and interpret the 1999 Plan, including, without limitation, authority to: (i) determine who is eligible to participate in the 1999 Plan; (ii) determine to whom and when awards are granted under the 1999 Plan; (iii) make and determine the terms of awards; (iv) determine the number of shares of the Company’s Common Stock subject to awards and the exercise or purchase price of such shares under an award; (v) establish and verify the extent of satisfaction of any performance goals applicable to awards; (vi) prescribe and amend the terms of the agreements or other documents evidencing awards made under the 1999 Plan; and (vii) make all other determinations deemed necessary or advisable for the administration of the 1999 Plan.

Stock Option Awards

Subject to the express provisions of the 1999 Plan and as discussed in this paragraph, the Compensation Committee has discretion to grant options and to determine: (i) the vesting schedule of options; (ii) the events causing an option to expire; (iii) the number of shares subject to any option; (iv) the restrictions on transferability of an option; and (v) such further terms and conditions, in each case not inconsistent with the 1999 Plan, as may be determined from time to time by the Compensation Committee.

Options granted under the 1999 Plan may be either incentive stock options qualifying under Section 422 of the Code, referred to as incentive stock options, or options which are not intended to qualify as incentive stock options, referred to as non-qualified stock options. The exercise price for options may not be less than 100% of the fair market value of the Company’s Common Stock on the date the option is granted, except that the exercise price of such options may be above or below the fair market value of the Company’s Common Stock on the date the option is granted if the options are granted in assumption and substitution of options held by employees of a company acquired by the Company or to the extent that an optionee foregoes current cash compensation in exchange for an option grant. The exercise price of an option may be paid through various means specified by the Compensation Committee, including in cash or check, by delivery to the Company of shares of the Company’s Common Stock, by a reduction in the number of shares issuable pursuant to such option, or by a promissory note or other commitment to pay (including such a commitment by a stock broker). The Compensation Committee may, but need not, provide that the holder of an award has a right to receive a number of shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the award. Unless approved by shareholders, outstanding options may not be amended to reduce the exercise price.

Restricted Stock Awards

Restricted stock is an award of shares of the Company’s Common Stock, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Compensation

Committee. Subject to the express provisions of the 1999 Plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any restricted stock award, including: (i) the number of shares subject to a restricted stock award or a formula for determining such; (ii) the performance criteria and level of achievement versus these criteria, which determine the number of shares granted, issued, retainable and/or vested; (iii) the period as to which performance will be measured for determining achievement of performance; (iv) forfeiture provisions; (v) the effect of termination of employment for various reasons; and (vi) such further terms and conditions, in each case not inconsistent with the 1999 Plan, as may be determined from time to time by the Compensation Committee.

The performance criteria upon which restricted stock is granted, issued, retained and/or vested may be based on financial performance, personal performance evaluations and/or completion of service by the participant. However, no restricted stock award will first vest within one year from its date of grant, other than upon death, disability, a change of control, or upon satisfaction of such performance requirements deemed appropriate by the Compensation Committee. Notwithstanding the foregoing, for any restricted stock that is intended by the Compensation Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria will be a measure based on one or more “qualifying performance criteria,” as described below. Notwithstanding satisfaction of any completion of service or performance goals, the number of shares granted, issued, retainable and/or vested under a restricted stock award may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion will determine.

Incentive Awards

The 1999 Plan authorizes the grant of incentive awards pursuant to which a participant may become entitled to receive an amount, which may be paid in cash, stock or stock units, based on satisfaction of such performance criteria as are specified by the Compensation Committee. Subject to the express provisions of the 1999 Plan and as discussed in this paragraph, the Compensation Committee has discretion to determine the terms of any incentive award, including: (i) the target; (ii) the minimum and maximum amount payable to a participant as an incentive award; (iii) the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, which determines the amount payable under an incentive award; (iv) the fiscal year(s) as to which performance will be measured for determining the amount of any payment; (v) the timing of any payment earned by virtue of performance; (vi) restrictions on the alienation or transfer of an incentive award prior to actual payment; (vii) forfeiture provisions; and (viii) such further terms and conditions, in each case not inconsistent with the 1999 Plan, as the Compensation Committee may determine from time to time.

All or any portion of an incentive award may be designed to qualify as “performance-based compensation” that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of an incentive award that is intended to satisfy the requirements for “performance-based compensation” will be a measure based on one or more “qualifying performance criteria,” as described below. Notwithstanding satisfaction of any performance goals, the amount paid under an incentive award may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion may determine.

Stock Unit Awards

A “stock unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of the Company’s Common Stock, also referred to as a “restricted unit” or “shadow stock.” Stock units may be settled in shares of the Company’s Common Stock or cash. The grant, issuance, retention and/or vesting of stock units will be subject to such performance conditions and to such further terms and conditions as the Compensation Committee deems appropriate. Each stock unit award will reflect: (i) the number of stock units subject to such award or a formula for determining such; (ii) the performance criteria and level of achievement versus these criteria which will determine the number of stock units granted, issued, retainable and/or vested; (iii) the period as to which performance will be measured for determining achievement of performance; (iv) forfeiture provisions; and (v) such further terms and conditions, in each case not inconsistent with the 1999 Plan as may be determined from time to time by the Compensation Committee.

Stock units may also be issued upon exercise of stock options, may be granted in payment and satisfaction of incentive awards, and may be issued in lieu of any other compensation that the Compensation Committee elects to be paid in the form of stock units. The grant, issuance, retention and/or vesting of each stock unit will be subject to such performance criteria and level of achievement versus these criteria as the Compensation Committee may determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the participant. However, no stock unit will first vest within one year from its date of grant, other than upon death, disability, a change of control or upon satisfaction of such performance requirements as deemed appropriate by the Compensation Committee. Notwithstanding anything to the contrary in this paragraph, the performance criteria for any stock unit that is intended by the Compensation Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, as discussed below, will be a measure based on one or more “qualifying performance criteria” selected by the Compensation Committee and specified at the time the stock unit is granted.

The Compensation Committee will determine the timing of award of any stock unit. The Compensation Committee may provide for or, subject to such terms and conditions as the Compensation Committee may specify, may permit a participant to elect for the award or vesting of any stock unit to be deferred to a specified date or event. The Compensation Committee may provide for a participant to have the option for his or her stock unit, or such portion thereof as the Compensation Committee may specify, to be granted in whole or in part in shares of the Company’s Common Stock. The Compensation Committee may provide for stock units to be settled in cash or shares of the Company’s Common Stock (at the election of the Company or the participant, as specified by the Compensation Committee) and to be made at such other times as it determines appropriate or as it permits a participant to choose. Notwithstanding satisfaction of any completion of service or performance goals, the number of stock units granted, issued, retainable and/or vested under a stock unit award may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion may determine.

Qualifying Performance Criteria and Section 162(m) Limits

The performance criteria for any restricted stock, incentive award or stock unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award: (i) cash flow; (ii) earnings (including gross margin, EBIT, EBT, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the two-year moving average of the S&P 500 Index; (xxi) growth in shareholder value relative to the two-year moving average of the Dow Jones Heavy Construction Index; (xxii) credit rating; (xxiii) strategic plan development and implementation; (xxiv) succession plan development and implementation; (xxv) retention of executive talent; (xxvi) improvement in workforce diversity; (xxvii) return on average shareholders’ equity relative to the ten-year U.S. Treasury yield; (xxviii) improvement in safety records; (xxix) capital resource management plan development and implementation; (xxx) improved financial controls plan development and implementation; (xxxi) corporate tax savings; (xxxii) corporate cost of capital reduction; (xxxiii) investor relations program development and implementation; (xxxiv) corporate relations program development and implementation; (xxxv) executive performance plan development and implementation; and (xxxvi) tax provision rate for financial statement purposes.

The Compensation Committee will appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles, or other laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary non-recurring items.

The aggregate number of shares subject to options granted under the 1999 Plan during any calendar year to any one participant may not exceed 750,000. The aggregate number of shares issued or issuable under any incentive awards, restricted stock awards or stock unit awards (other than stock units issued or issuable upon exercise of options) granted under the 1999 Plan during any calendar year to any one participant may not exceed 150,000. The maximum amount payable pursuant to that portion of an incentive award granted for any fiscal year to any person that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed $3 million. However, the foregoing limits do not apply to and are not affected by awards granted in assumption of those that are issued prior to the reverse spin-off of the Company from Fluor.

Change of Control

The Compensation Committee may provide that in connection with a change of control, awards will become exercisable, payable, vested, paid or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an award which would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a change of control, no provision is made under the terms of such transaction for the holder of an award to realize the full benefit of the award.

A change of control of the Company shall be deemed to have occurred if (1) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company, or (2) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

Transferability of Awards

Generally, awards granted under the 1999 Plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable to the award, other than by will or the laws of descent and distribution, except that the Compensation Committee may permit an award to be transferable to a member or members of the participant’s family or to entities owned or established for the benefit of a participant’s family.

Amendments and Termination

The Board of Directors may amend, alter, or discontinue the 1999 Plan or any agreement evidencing an award made under the 1999 Plan, but no such amendment may, without the approval of the shareholders of the Company: (i) materially increase the maximum number of shares of common stock for which awards may be granted under the 1999 Plan; (ii) reduce the price at which stock options may be granted below the price specified in the 1999 Plan; (iii) take any action to reduce or adjust downward the exercise price of outstanding stock options; (iv) after the date of a change of control, impair the rights of any award holder, without such holder’s consent, under any award granted prior to the date of any change of control; (v) extend the term of the 1999 Plan; or (vi) change the class of persons eligible to be participants.

No stock option award, restricted stock award or incentive award granted under the 1999 Plan may be granted pursuant to the 1999 Plan more than ten years after the date of the Board of Director’s adoption of the 1999 Plan.

Board Recommendation

The Board of Directors recommends a vote “FOR” the re-approval of the qualifying performance criteria contained in the 1999 Plan.

APPROVE AMENDMENT TO STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

Proposal 4

At the Annual Meeting, the shareholders of the Company will be asked to vote on a proposal to approve an amendment to the Massey Energy Company Stock Plan for Non-Employee Directors (the “1995 Plan”) that will extend the ability of the committee that administers the 1995 Plan to grant restricted stock and restricted unit awards through March 10, 2007.

Background

The 1995 Plan became effective upon its approval by the shareholders of Fluor on March 14, 1995. On April 12, 1995, Fluor filed a registration statement on Form S-8 with the SEC registering 25,000 shares to be issuable under the 1995 Plan. At the time of the reverse spin-off, the 1995 Plan was amended and restated effective November 30, 2000. On February 23, 2001, the Board of Directors of the Company approved an amendment to the 1995 Plan increasing the number of shares of the Company’s Common Stock reserved for issuance under the 1995 Plan to 100,000 shares, subject to shareholder approval. On April 17, 2001, the Company’s shareholders approved the amendment. The Company filed a registration statement on Form S-8 with the SEC registering the additional shares of the Company’s Common Stock issuable under the 1995 Plan on August 27, 2004. As of February 28, 2005, there were 64,043 shares left to be issued under the 1995 Plan.

Reasons to Approve an Amendment to Extend Ability to Grant Awards Through March 10, 2007

The purpose of the 1995 Plan is to advance the interests of the Company and its shareholders by affording to non-employee directors of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such non-employee directors of restricted stock and restricted units. By encouraging non-employee directors to become owners of the shares of the Company’s Common Stock and by granting to non-employee directors a form of cash incentive compensation which is dependent upon the market value of the shares of the Company’s Common Stock (restricted units), the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

If the shareholders do not approve the amendment to extend the administering committee’s ability to grant awards through March 10, 2007, the Company will be prohibited from granting awards under the 1995 Plan after March 10, 2005 pursuant to the terms of the 1995 Plan. Consequently, the Company may be unable to attract new non-employee directors to serve on the Company’s Board of Directors.

The Board of Directors recommends a vote “FOR” the approval of the amendment to extend the ability to grant awards through March 10, 2007. A copy of the 1995 Plan is attached as Appendix B to this Proxy.

Summary of the 1995 Plan

Administration

The 1995 Plan is administered by the members of the Board who are not eligible to participate in the 1995 Plan (the “Committee”). Subject to the express provisions of the 1995 Plan, the Committee shall also have complete authority to interpret the 1995 Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each award and Restricted Stock Agreement and to make all other determinations necessary or advisable in the administration of the 1995 Plan.

Eligible Directors

Only directors of the Company who are not employees of the Company or any of its subsidiaries are eligible to participate in the 1995 Plan. No member of the Committee is eligible to participate.

Shares Available for Awards

The aggregate number of shares of the Company’s Common Stock that may be issued and sold under the 1995 Plan pursuant to awards may not exceed 100,000 shares. In the event that the outstanding shares of the Company’s Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of the Company’s Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of the Company’s Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares which may be issued under the 1995 Plan, and (ii) the number and kind of shares or other securities subject to the outstanding awards. Such adjustments may be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the 1995 Plan resulting from any such adjustment.

Shares of the Company’s Common Stock received pursuant to an award granted under the 1995 Plan with respect to which the restrictions on sale or other transfer shall have lapsed, shall not again be available for award under the 1995 Plan. If restricted stock is acquired by the Company pursuant to the 1995 Plan provisions, new awards may be granted under the 1995 Plan covering the number of shares to which such restricted stock acquisition relates.

The Company shall not be required to issue or deliver any certificate for shares of the Company’s Common Stock received as restricted stock pursuant to a Restricted Stock Agreement prior to the fulfillment of all of the following conditions: (i) the admission of such shares to listing on all stock exchanges on which the Company’s Common Stock is then listed; (ii) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the SEC or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable; (iii) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and (iv) the lapse of such reasonable period of time following the execution of a Restricted Stock Agreement as the Committee from time to time may establish for reasons of administrative convenience.

Under the 1995 Plan, no payment is required to be made by a recipient of an award (a “Recipient”) for the Company’s Common Stock subject to an award, but the Committee in granting the award must determine that consideration, in the form of labor performed for or actually rendered to the Company by the Recipient, having a fair value of not less than the then fair market value of a like number of shares of the Company’s Common Stock subject to the same restrictions, but in no event less than the par value of such shares, has been received by the Company.

Awards must be granted under the 1995 Plan within ten years from the effective date of the 1995 Plan, and the Recipient will be entitled to acquire the Company’s Common Stock subject to the award only if the Recipient and the Company enter into a Restricted Stock Agreement as of the date of the award. Subject to the above described restrictions, upon issuance of the restricted stock the Recipient will have all of the rights of a shareholder with respect to such stock, including the right to vote the shares and to receive all dividends and other distributions paid or made with respect thereto.

An eligible director who leaves the Board prior to the age for board retirement, may, upon application to and in the sole discretion of the Committee, be granted early retirement status.

Award of Restricted Stock

The 1995 Plan provides for a one-time grant of 1,000 shares, adjusted to 4,056 shares to reflect the reverse spin-off with Fluor in 2000, to each eligible director. The shares of the Company’s Common Stock received pursuant to an award are subject to the following restrictions: (i) the shares represented by Restricted Stock Agreements shall be held in book entry form with the Company’s transfer agent until the restrictions lapse in accordance with the conditions established by the Committee or until forfeited. Notwithstanding the foregoing, a Recipient may request that certificates for the shares be issued in the sole name of the Recipient and each such certificate will bear a legend stating that the shares are subject to acquisition by the Company and prohibiting sale or other transfer of the shares otherwise than pursuant to the provisions of the award; (ii) the shares may not be sold or otherwise alienated or hypothecated so long as the certificates bear the restrictive legend; and (iii) upon the removal or resignation of the Recipient from the Board, for any reason, the restricted stock remaining subject to restriction shall be acquired by the Company effective as of the date of such removal or resignation. Upon the occurrence or non-occurrence of such other events as shall be determined by the Committee and specified in the Recipient’s Restricted Stock Agreement relating to any such restricted stock, all of such restricted stock remaining subject to restriction shall be acquired by the Company.

The restrictions on the shares will lapse as follows. The restrictions on 20% of each award will lapse on March 14 next following the date of the award. Thereafter, the restrictions will lapse in four equal increments on the succeeding anniversary dates following the date of lapsing of restrictions on the first 20% of the shares.

Award of Restricted Units

Along with an award made under the 1995 Plan, the Committee may make a restricted unit award payable in cash, the purpose of which is to assist the Recipient in satisfying U.S. federal income tax liabilities arising from the lapse of restrictions on the Company’s Common Stock (“Restricted Units”). The number of Restricted Units to be awarded shall be determined by the Committee and each Restricted Unit shall have a cash value equal to the fair market value of a share of the Company’s Common Stock on the date that the Restricted Unit becomes earned and payable. Each Restricted Unit award shall become earned and payable in five equal increments on each of the five dates upon which a portion of the restrictions lapse on the related restricted stock award, or upon such other terms and conditions as may be determined by the Committee. The proceeds will be applied first in payment of any withholding taxes arising from the lapse of restrictions on the Company’s Common Stock and from the Restricted Units becoming payable, and the balance will be paid to the Recipient. If prior to the date upon which the Restricted Units become earned and payable, the Recipient is removed or resigns from the Board for any reason, then the Recipient’s rights as to unearned Restricted Units shall then terminate; provided however, that in the case of a change of control, death, attainment of the age of 78, or in the discretion of the Committee, approved early retirement in accordance with the 1995 Plan, the Restricted Units will become earned and payable on the date upon which all restrictions on the related restricted stock award lapse.

Amendments and Termination

The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the 1995 Plan; provided, however, that no such action of the Committee without approval of the shareholders of the Company may (i) increase the total number of shares of the Company’s Common Stock subject to the 1995 Plan, except as contemplated by the 1995 Plan’s antidilution provisions; (ii) materially increase the benefits accruing to participants under the 1995 Plan; (iii) withdraw the administration of the 1995 Plan from the Committee; or (iv) permit any person while a member of the Committee to be eligible to receive an award under the 1995 Plan. No termination, amendment, or modification of the 1995 Plan may in any manner affect any previously granted award under the 1995 Plan without the consent of the Recipients.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the amendment to extend the ability to grant awards through March 10, 2007.

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.

SHAREHOLDERS’ PROPOSALS FOR 2006 ANNUAL MEETING

Any proposal of a shareholder intended to be presented at the Company’s 2006 annual meeting of shareholders for inclusion in the proxy statement and form of proxy/voting instruction card for that meeting pursuant to Rule 14a-8, under the Exchange Act, must be received by the Company no later than December 15, 2005.

The Company’s Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board by delivering written notice to the Corporate Secretary of the Company at the Company’s principal executive offices at P.O. Box 26765, Richmond, Virginia 23261. Such notice generally must be delivered to or mailed and received not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, in the event that less than 40 days’ notice or prior public disclosure is given to shareholders of the date of the meeting, such notice must be received not later than 10 days after the date on which notice or public disclosure of the meeting date is given. The Company anticipates holding the 2006 annual meeting of shareholders on May 16, 2006.

The shareholder’s notice must include,

•	as to each person whom the shareholder proposes to nominate for election as a director:

•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; and

•	as to the shareholder giving the notice:

•	the name and address of such shareholder, as they appear on the Company’s books; and

•	the class and number of shares of capital stock of the Company that are owned beneficially by such shareholder.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company within the time limits described above. The shareholder’s notice must contain as to each matter:

•	a brief description of the business desired to be brought before the meeting;

•	the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting;

•	any material interest in such business of such shareholder; and

•	as to the shareholder giving the notice, the information described above with respect to the shareholder proposing such business.

The requirements found in the Company’s Bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet to have a proposal included in the Company’s proxy statement.

CERTAIN MATTERS RELATING TO PROXY MATERIALS

AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

The Company’s proxy statement and annual report are available on the Company’s Internet site at www.masseyenergyco.com, Investor Relations, SEC Filings. Shareholders can elect to access future proxy soliciting materials, including notices to shareholders of annual meetings and proxy statements, and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce the Company’s printing and postage costs and the number of paper documents shareholders would otherwise receive. The Company will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying the Company otherwise at Massey Energy Company, P.O. Box 26765, Richmond, Virginia 23261, Attention: Corporate Secretary. Shareholders of record can choose this option for future proxy material deliveries by marking the appropriate space on the proxy card included with this proxy statement and shareholders of record voting by telephone or over the Internet can choose the option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on such form for instructions on how to elect to view future proxy statements and annual reports over the Internet, if such institution provides this option.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of the proxy statement or annual report by writing the Company at Investor Relations, Massey Energy Company, P.O. Box 26765, Richmond, Virginia 23261 or by telephoning 1-866-814-6512. Beneficial owners with the same address who receive more than one proxy statement and annual report may request delivery of a single proxy statement and annual report by contacting the Company’s Investor Relations department as described above.

AVAILABILITY OF CORPORATE GOVERNANCE GUIDELINES,

CODE OF ETHICS AND COMMITTEE CHARTERS

Copies of the Company’s SEC filings, Corporate Governance Guidelines, Ethics Commitment Agreement, Code of Ethics for Senior Financial Officers, and Code of Business Conduct and Ethics for Directors, and the charters of the Audit, Compensation, Executive, Governance and Nominating, and Public and Environmental Policy Committees, are posted on and may be obtained through the Company’s website, www.masseyenergyco.com, Investor Relations, Corporate Governance, or may be requested, at no cost, by telephone at 1-866-814-6512 or by mail at: Massey Energy Company, P.O. Box 26765, Richmond, Virginia 23261, Attention: Investor Relations.

THOMAS J. DOSTART

Vice President, General Counsel and Secretary

April 15, 2005

Richmond, Virginia

APPENDIX A

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

SECTION 1

PURPOSE OF PLAN

The purpose of this “Massey Energy Company 1999 Executive Performance Incentive Plan” as amended and restated effective November 30, 2000 (“Plan”) of Massey Energy Company, a Delaware corporation, is to enable the Company, as defined in Section 2.2(a)(ii) hereof, to attract, retain and motivate its officers, management and other key personnel, and to further align the interests of such persons with those of the shareholders of the Company, by providing for or increasing their proprietary interest in the Company.

SECTION 2

ADMINISTRATION OF THE PLAN

2.1 Composition of Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors, and/or by the Board of Directors or another committee of the Board of Directors of the Company, as appointed from time to time by the Board of Directors (any such administrative body, the “Committee”). The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Employees, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

2.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

(a)  to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, the average of the highest price and the lowest price per share at which the Shares (as defined in Section 3.1 hereof) are sold in the regular way on the New York Stock Exchange or, if no Shares traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange; and (ii) the term “Company” shall mean Massey Energy Company and its subsidiaries and affiliates, unless the context otherwise requires.

(b)  to determine which persons are Eligible Employees (as defined in Section 4 hereof), to which of such Eligible Employees, if any, Awards shall be granted hereunder, to make Awards under the Plan and to determine the terms of such Awards and the timing of any such Awards;

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

(c)  to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

(d)  to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

(e)  to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(f)  to determine whether, and the extent to which, adjustments are required pursuant to Section 11 hereof;

(g)  to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(h)  to make all other determinations deemed necessary or advisable for the administration of the Plan.

2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all Eligible Employees and Participants, as defined in Section 4 hereof. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Eligible Employee and such attorneys, consultants and accountants as it may select.

SECTION 3

STOCK SUBJECT TO PLAN

3.1 Aggregate Limits. Subject to adjustment as provided in Section 11, at any time, the aggregate number of shares of the Company’s common stock, $0.625 par value (“Shares”), issued pursuant to all Awards (including all ISOs (as defined in Section 5.1 hereof)) granted under this Plan shall not exceed 3,700,000; provided that no more than 1,000,000 of such Shares may be issued pursuant to all Restricted Stock Awards, Incentive Awards, and Stock Units (other than Stock Units issued upon exercise of Options) granted under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

3.2 Code Section 162(m) Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Employee shall not exceed 500,000. The aggregate number of Shares issued or issuable under any Restricted Stock Awards, Incentive Awards or Stock Unit Awards (other than Stock Units issued or issuable upon exercise of Options) granted under this Plan during any calendar year to any one Eligible Employee shall not exceed 75,000. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 11 only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price, exercise price or tax obligation of an Award.

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

SECTION 4

PERSONS ELIGIBLE UNDER PLAN

Any person who is an (i) employee and who also is an officer, key employee or Lead Member, (ii) prospective employee who is to be an officer, key employee or Lead Member, (iii) consultant, or (iv) advisor of the Company (an “Eligible Employee”) shall be eligible to be considered for the grant of Awards hereunder. For purposes of this Plan, the Chairman of the Board’s status as an Employee shall be determined by the Board. For purposes of the administration of Awards, the term “Eligible Employee” shall also include a former Eligible Employee or any person (including any estate) who is a beneficiary of a former Eligible Employee. A “Participant” is any Eligible Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 10.1.

SECTION 5

PLAN AWARDS

5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Employees and to confer certain benefits on them. The following such arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Restricted Stock, Incentive Awards and Stock Units. Such arrangements and benefits are sometimes referred to herein as “Awards.” The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

Stock Option Awards: A Stock Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). Options intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422 and Options which are not intended to qualify as ISOs (“Non-qualified Options”) may be granted under Section 6 as the Committee in its sole discretion shall determine.

Restricted Stock Awards: A Restricted Stock is an award of Shares made under Section 7, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).

Incentive Awards: An Incentive Award is a bonus opportunity awarded under Section 8 pursuant to which a Participant may become entitled to receive an amount (which may be payable in cash, Shares or other property) based on satisfaction of such performance criteria as are specified in the document(s) evidencing the Award (the “Incentive Bonus Agreement”).

Stock Unit Awards: A Stock Unit Award is an award of a right to receive the fair market value of one share of Common Stock made under Section 9, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award (the “Stock Unit Agreement”).

5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

SECTION 6

STOCK OPTION AWARDS

The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within any person’s control.

6.1 Option Agreement. Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

6.2 Option Price. The purchase price per Share of the Shares subject to each Option granted under the Plan shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, except that (i) the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, and (ii) in the event an Eligible Employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise price plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted.

6.3 Option Term. The “Term” of each Option granted under the Plan, including any ISOs, shall not exceed ten (10) years from the date of its grant.

6.4 Option Vesting. Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee in its sole discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option, except that no Option shall first become exercisable within one (1) year from its date of grant, other than upon death, disability, a Change of Control (as defined in Section 12.2 hereof) or upon satisfaction of such performance requirements as deemed appropriate by the Committee.

6.5 Option Exercise.

(a)  Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Agreement, a partial exercise to include a minimum number of Shares.

(b)  Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery to the representative of the Company designated for such purpose by the Committee all of the following: (i) notice of exercise in such form as the Committee authorizes specifying the number of Shares to be purchased by the Participant, (ii) payment or provision for payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Eligible Employee, appropriate proof of the right of such person or persons to exercise the Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for the tax withholding pursuant to Section 13. Unless provided otherwise by the Committee, no Participant shall have any right as a shareholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

(c)  Payment of Exercise Price. To the extent authorized by the Committee, the exercise price of an Option may be paid in the form of one of more of the following, either through the terms of the Option Agreement or at the time of exercise of an Option: (i) cash or certified or cashiers’ check, (ii) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or (vi) any combination of (i) through (v).

SECTION 7

RESTRICTED STOCK AWARDS

Restricted Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

7.1 Restricted Stock Award. Each Restricted Stock Award shall reflect, to the extent applicable (a) the number of Shares subject to such Award or a formula for determining such, (b) the time or times at which Shares shall be granted or issued and/or become retainable or vested, and the conditions or restrictions on such Shares, (c) the performance criteria and level of achievement versus these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (d) the period as to which performance shall be measured for determining achievement of performance, (e) forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

7.2 Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Restricted Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant; provided, however, that no Restricted Stock Award shall first vest within one year from its date of grant, other than upon death, disability, a Change of Control (as defined in Section 12.2 hereof) or upon satisfaction of such performance requirements as deemed appropriate by the Committee. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10.2 hereof) selected by the Committee.

7.3 Timing and Form of Award. The Committee shall determine the timing of award of any Restricted Stock Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify,

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

may permit a Participant to elect for the award or vesting of any Restricted Stock to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Restricted Stock, or such portion thereof as the Committee may specify, to be granted in whole or in part in Stock Units.

7.4 Discretionary Adjustments. Notwithstanding satisfaction of any completion of service or performance goals, the number of Shares granted, issued, retainable and/or vested under a Restricted Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 8

INCENTIVE AWARDS

Each Incentive Award will confer upon the Eligible Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

8.1 Incentive Award. Each Incentive Award shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Award, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for establishing the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Award prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. In establishing the provisions of Incentive Awards, the Committee may refer to categories of such Awards as parts of “Programs” or “Plans”, which names will not affect the applicability of this Plan. The maximum amount payable as an Incentive Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed three million dollars ($3,000,000).

8.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under an Incentive Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Award that is intended by the Committee to satisfy the requirements for “performance-based compensation,’ under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10.2 hereof) selected by the Committee and specified at the time required under Code Section 162(m).

8.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Award to be deferred to a specified date or event. The Committee may specify the form of payment of Incentive Awards, which may be cash, shares or other property, or may provide for a Participant to have the option for his or her Incentive Award, or such portion thereof as the Committee may specify, to be paid in whole or in part in Shares or Stock Units.

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9

STOCK UNITS

9.1 Stock Units. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock, also sometimes referred to as a “restricted unit” or “shadow stock”. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

9.2 Stock Unit Awards. Each Stock Unit Award shall reflect, to the extent applicable (a) the number of Stock Units subject to such Award or a formula for determining such, (b) the time or times at which Stock Units shall be granted or issued and/or become retainable or vested, and the conditions or restrictions on such Stock Units, (c) the performance criteria and level of achievement versus these criteria which shall determine the number of Stock Units granted, issued, retainable and/or vested, (d) the period as to which performance shall be measured for determining achievement of performance, (e) forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Stock Units may also be issued upon exercise of Options, may be granted in payment and satisfaction of Incentive Awards and may be issued in lieu of Restricted Stock or any other Award that the Committee elects to be paid in the form of Stock Units.

9.3 Performance Criteria. The grant, issuance, retention and or vesting of each Stock Unit may be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant; provided, however, that no Stock Unit shall first vest within one (1) year from its date of grant, other than upon death, disability, a Change of Control (as defined in Section 12.2 hereof) or upon satisfaction of such performance requirements as deemed appropriate by the Committee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Unit that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10.2 hereof) selected by the Committee and specified at the time the Stock Unit is granted.

9.4 Timing and Form of Award. The Committee shall determine the timing of award of any Stock Unit. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the award or vesting of any Stock Unit to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Stock Unit, or such portion thereof as the Committee may specify, to be granted in whole or in part in Shares.

9.5 Settlement of Stock Units. The Committee may provide for Stock Units to be settled in cash or Shares (at the election of the Company or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose. The amount of cash or Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, as the case may be. which may be valued as if reinvested in Shares. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 11.

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

9.6 Discretionary Adjustments. Notwithstanding satisfaction of any completion of service or performance goals, the number of Stock Units granted, issued, retainable and/or vested under a Stock Unit Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 10

OTHER PROVISIONS APPLICABLE TO AWARDS

10.1 Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to any Shares issued under an Award. The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Eligible Employee’s “immediate family,” as such term is defined under Exchange Act Rule 16a-l(e), or to a trust for the benefit solely of a member or members of the Eligible Employee’s immediate family, or to a partnership or other entity whose only owners are members of the Eligible Employee’s family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Eligible Employee, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

10.2 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), and net earnings), (c) earnings per share, (d) growth in earnings or earnings per share, (e) stock price, (f) return on equity or average stockholders’ equity, (g) total stockholder return, (h) return on capital, (i) return on assets or net assets, (j) return on investment, (k) revenue, (1) income or net income, (m) operating income or net operating income, (n) operating profit or net operating profit, (o) operating margin, (p) return on operating revenue, (q) market share, (r) contract awards or backlog, (s) overhead or other expense reduction, (t) growth in stockholder value relative to the two-year moving average of the S&P 500 Index, (u) growth in stockholder value relative to the two-year moving average of the Dow Jones Heavy Construction Index, (v) credit rating, (w) strategic plan development and implementation, (x) succession plan development and implementation, (y) retention of executive talent, (z) improvement in workforce diversity, (aa) return on average stockholders’ equity relative to the Ten Year Treasury Yield (as hereinafter defined), (bb) improvement in safety records, (cc) capital resource management plan development and implementation, (dd) improved internal financial controls plan development and implementation, (ee) corporate tax savings, (ff) corporate cost of capital reduction, (gg) investor relations program development and implementation, (hh) corporate relations program development and implementation, (ii) executive performance plan development and implementation, and (jj) tax provision rate for financial statement purposes. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. The term “Ten Year Treasury Yield” shall mean, for any fiscal period, the daily average percent per annum yield for U.S. Government Securities—10 year Treasury constant maturities, as published in the Federal Reserve statistical release or any successor publication. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Code Section 162(m) the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Company’s Common Stock).

10.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends which may be paid or other rights which may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

10.4 Agreements Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s effectiveness that such agreement be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Agreement evidencing such Award.

10.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; provided, however, that the number of such rights granted under any Award shall not exceed the per Eligible Employee share limitation for such Award as set forth in Section 3.2.

10.6 Financing. The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

SECTION 11

CHANGES IN CAPITAL STRUCTURE

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that any such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as “performance based compensation” under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 12

CHANGE OF CONTROL

12.1 Effect of Change of Control. The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction, or upon termination of the Eligible Employee’s employment within twenty-four (24) months following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the Participant’s ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Incentive Award, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Award, and/or in the case of Restricted Stock or Stock Units, the lapse and expiration of any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

12.2 Definitions. Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events (a) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company, (b) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; or (c) such other events as the Committee or the Board from time to time may specify. “Change of Control Transaction” shall include any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which is intended to or reasonably expected to result in a Change of Control.

SECTION 13

TAXES

13.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Employee or Participant, as appropriate, of any taxes which it determines are required in connection with any Awards granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

13.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 13.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Non-qualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company withholding shares of the Company’s capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company’s capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 14

AMENDMENTS OR TERMINATION

The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Company:

(a)  materially increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan;

(b)  reduce the price at which Options may be granted below the price provided for in Section 6.2;

(c)  reduce the exercise price of outstanding Options;

(d)  after the date of a Change of Control, impair the rights of any Award holder, without such holder’s consent, under any Award granted prior to the date of any Change of Control;

(e)  extend the term of the Plan; or

(f)  change the class of persons eligible to be Participants.

SECTION 15

COMPLIANCE WITH OTHER LAWS AND REGULATIONS

The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Contrary has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any party thereof.

MASSEY ENERGY COMPANY

1999 EXECUTIVE PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

SECTION 16

OPTION GRANTS BY SUBSIDIARIES

In the case of a grant of an Option to any Eligible Employee employed by a subsidiary or affiliate, such grant may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the subsidiary or affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary or affiliate will transfer the Shares to the optionholder in accordance with the terms of the Option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Option may be issued by and in the name of the subsidiary or affiliate and shall be deemed granted on such date as the Committee shall determine.

SECTION 17

NO RIGHT TO COMPANY EMPLOYMENT

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual’s employment at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 18

EFFECTIVENESS AND EXPIRATION OF PLAN

The Plan was originally effective in December 1998, the date the Board adopted the Plan. The Plan was approved by the shareholders of Fluor Corporation on March 9, 1999. The effective date of this amended and restated plan is November 30, 2000. No Stock Option Award, Restricted Stock Award or Incentive Award shall be granted pursuant to the Plan more than ten (10) years after the original effective date of the Plan.

SECTION 19

NON-EXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 20

GOVERNING LAW

This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

APPENDIX B

MASSEY ENERGY COMPANY

1997 RESTRICTED STOCK PLAN FOR

NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective November 30, 2000

MASSEY ENERGY COMPANY

1997 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective November 30, 2000

ARTICLE I

DEFINITIONS

Section 1.1. DEFINITIONS

The following terms shall have the meanings set forth herein unless the context clearly indicates to the contrary:

(a)  “Age for Board Retirement” shall mean the age for mandatory retirement of members of the Board as specified in the Bylaws of the Company, as applied to Eligible Directors on the date of such Eligible Director’s retirement from the Board.

(b)  “Award” shall mean an award of Restricted Stock pursuant to the provisions of Article V hereof.

(c)  “Awardee” shall mean an Eligible Director to whom Restricted Stock has been awarded hereunder.

(d)  “Board” shall mean the Board of Directors of the Company.

(e)  “Change of Control” of the Company shall be deemed to have occurred if, (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

(f)  “Committee” shall mean members of the Board who are not eligible to participate in the Plan.

(g)  “Company” shall mean Massey Energy Company.

(h)  “Eligible Director” shall mean a director of the Company who is not an employee of the Company or any of its Subsidiaries.

(i)  “Plan” shall mean the 1997 Massey Energy Company Restricted Stock Plan for Non-Employee Directors as amended and restated effective November 30, 2000, the current terms of which are set forth herein.

(j)  “Plan Effective Date” shall mean the Plan’s original effective date which was March 11, 1997. The effective date of this amended and restated Plan is November 30, 2000.

(k)  “Restricted Stock” shall mean Stock that may be awarded to an Eligible Director by the Committee pursuant to Article V hereof, which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met.

(l)  “Restricted Stock Agreement” shall mean the agreement between the Company and the Awardee with respect to Restricted Stock awarded hereunder.

(m)  “Stock” shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

(n)  “Subsidiary” shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly, or indirectly, by the Company or any partnership or joint venture in which either the Company or such a corporation is at least a twenty percent (20%) equity participant.

MASSEY ENERGY COMPANY

1997 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective November 30, 2000

ARTICLE II

GENERAL

Section 2.1. NAME

This Plan shall be known as the “Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors.”

Section 2.2. PURPOSE

The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to Eligible Directors of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Awards under the terms set forth herein. By encouraging non-employee directors to become owners of Company shares, the Company seeks to increase their incentive for enhancing stockholder value and to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

Section 2.3. EFFECTIVE DATE

The Plan was effective on March 11, 1997 upon its approval by the holders of a majority of the shares of Stock of Fluor Corporation represented at an annual or special meeting of the stockholders of Fluor Corporation. The effective date of this amended and restated Plan is November 30, 2000.

Section 2.4. LIMITATIONS

Subject to adjustment pursuant to the provisions of Section 8.1 hereof, the aggregate number of shares of Stock which may be issued as Awards shall not exceed 60,000. Any such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

Section 2.5. AWARDS GRANTED UNDER PLAN

Shares of Stock received pursuant to a Restricted Stock Agreement executed hereunder with respect to which the restrictions provided for in Section 5.3 hereof have lapsed shall not again be available for Award grant hereunder. If Restricted Stock is acquired by the Company pursuant to the provisions of paragraph (c) of Section 5.3 hereof, new Awards may be granted hereunder covering the number of shares to which such Restricted Stock acquisition relates.

ARTICLE III

PARTICIPANTS

Section 3.1. ELIGIBILITY

Any Eligible Director shall be eligible to participate in the Plan.

ARTICLE IV

ADMINISTRATION

Section 4.1. DUTIES AND POWERS OF COMMITTEE

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and

MASSEY ENERGY COMPANY

1997 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective November 30, 2000

regulations relating to it, to determine the details and provisions of each Restricted Stock Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

Section 4.2. MAJORITY RULE

A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

Section 4.3. COMPANY ASSISTANCE

The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors, their death, retirement, disability or removal or resignation from the Board and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V

AWARDS

Section 5.1. AWARD GRANT AND RESTRICTED STOCK AGREEMENT

The Committee shall grant to each Eligible Director who is a member of the Board during all or any portion of each calendar year during the term of the Plan (including the calendar year in which the Plan amended and restated Effective Date occurs) an Award of 500 shares of Restricted Stock, (as adjusted to reflect the distribution of Fluor Corporation from the Company) which grant shall be made in respect of any calendar year on the date of the first regularly scheduled meeting of the Board during such calendar year occurring concurrently with or after such Eligible Director’s appointment to the Board.

Each Award granted hereunder must be granted within ten years from the effective date of the Plan. The Awardee shall be entitled to receive the Stock subject to such Award only if the Company and the Awardee enter into a written Restricted Stock Agreement dated as of the date of the Award, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

Section 5.2. CONSIDERATION FOR ISSUANCE

No shares of Restricted Stock shall be issued to an Awardee hereunder unless and until the Committee shall have determined that consideration has been received by the Company, in the form of labor performed for or services actually rendered to the Company by the Awardee, having a fair value of not less than the then fair market value of a like number of shares of Stock subject to all of the herein provided conditions and restrictions applicable to Restricted Stock, but in no event less than the par value of such shares.

Section 5.3. RESTRICTIONS ON SALE OR OTHER TRANSFER

Each share of Stock received pursuant to each Restricted Stock Agreement shall be subject to acquisition by Massey Energy Company, and may not be sold or otherwise transferred except pursuant to the following provisions:

(a)  The shares of Stock represented by the Restricted Stock Agreement shall be held in book entry form with the Company’s transfer agent until the restrictions lapse in accordance with the conditions

MASSEY ENERGY COMPANY

1997 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective November 30, 2000

established by the Committee pursuant to Section 5.4 hereof, or until the shares of stock are forfeited pursuant to paragraph (c) of this Section 5.3. Notwithstanding the foregoing, the Awardee may request that, prior to the lapse of the restrictions or forfeiture of the shares, certificates evidencing such shares be issued in his name and delivered to him, and each such certificate shall bear the following legend:

“The shares of Massey Energy Company common stock evidenced by this certificate are subject to acquisition by Massey Energy Company, and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Agreement by and between Massey Energy Company and the registered owner of such shares.”

(b)  No such shares may be sold, transferred or otherwise alienated or hypothecated so long as such shares are subject to the restriction provided for in this Section 5.3.

(c)  All of the Awardee’s Restricted Stock remaining subject to any restriction hereunder shall be forfeited to, and be acquired at no cost by, the Company in the event that the Committee determines that any of the following circumstances has occurred:

(i)  the Awardee has engaged in knowing and willful misconduct in connection with his or her service as a member of the Board;

(ii)  the Awardee, without the consent of the Committee, at any time during his or her period of service as a member of the Board, becomes a principal of, serves as a director of, or owns a material interest in, any business that directly or through a controlled subsidiary competes with the Company or any Subsidiary; or

(iii)  the Awardee does not stand for reelection to, or voluntarily quits or resigns from, the Board for any reason, except under circumstances that would cause such restrictions to lapse under Section 5.4.

Section 5.4. LAPSE OF RESTRICTIONS

The restrictions imposed under Section 5.3 above upon Restricted Stock held by any Awardee will, as to any such Restricted Stock held by the Awardee for at least six months, lapse once the Awardee has completed five years of service on the Board or any of the following occurs:

(a)  the Awardee attains the Age for Board Retirement or obtains Board approval of early retirement in accordance with Section 5.5;

(b)  the Awardee dies or becomes permanently and totally disabled; or

(c)  any Change of Control occurs.

In no event will the restrictions imposed under Section 5.3 lapse as to any shares of Restricted Stock awarded to any Awardee until the Awardee has held such shares for six months. Subject to the prior sentence, the Board may, in its sole and absolute discretion, cause the five-year restriction to lapse with respect to an Eligible Director who leaves the service of the Board.

Section 5.5. EARLY RETIREMENT

An Eligible Director who leave the Board prior to the Age for Board Retirement, may, upon application to and in the sole discretion of the Committee, be granted early retirement status.

MASSEY ENERGY COMPANY

1997 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective November 30, 2000

Section 5.6. RIGHTS AS STOCKHOLDER

Subject to the provisions of Section 5.3 hereof, upon the issuance to the Awardee of Restricted Stock hereunder, the Awardee shall have all the rights of a stockholder with respect to such Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

ARTICLE VI

STOCK CERTIFICATES

Section 6.1. STOCK CERTIFICATES

The Company shall not be required to issue or deliver any certificate for shares of Stock received as Restricted Stock pursuant to a Restricted Stock Agreement executed hereunder, prior to fulfillment of all of the following conditions:

(a)  the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b)  the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

(c)  the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

(d)  the lapse of such reasonable period of time following the execution of the Restricted Stock Agreement as the Committee from time to time may establish for reasons of administrative convenience.

ARTICLE VII

TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

Section 7.1. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan provided that, if under applicable laws or the rules of any securities exchange upon which the Company’s common stock is listed, the consent of the Company’s stockholders is required for such amendment or modification, such amendment or modification shall not be effective until the Company obtains such consent, and provided, further, that no termination, amendment or modification of the Plan shall in any manner affect any Restricted Stock Agreement theretofore executed pursuant to the Plan without the consent of the Awardee.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. ADJUSTMENT PROVISIONS

(a)  Subject to Section 8.l(b) below, if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization,

MASSEY ENERGY COMPANY

1997 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective November 30, 2000

recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 2.4 and (ii) the number and kind of shares or other securities subject to the outstanding Awards.

(b)  Adjustments under Section 8.l(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

Section 8.2. CONTINUATION OF BOARD SERVICE

Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue to serve on the Board.

Section 8.3. COMPLIANCE WITH GOVERNMENT REGULATIONS

No shares of Stock will be issued hereunder unless and until all applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Stock pursuant hereto, the Company may require the employee to take any reasonable action to comply with such requirements.

Section 8.4. PRIVILEGES OF STOCK OWNERSHIP

No director and no beneficiary or other person claiming under or through such employee will have any right, title, or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Stock, if any, that have been issued to such director.

Section 8.5. WITHHOLDING

The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Award. The Company may require the director to satisfy any relevant tax requirements before authorizing any issuance of Stock to the director. Such settlement may be made in cash or [previously acquired] Stock.

Section 8.6. NONTRANSFERABILITY

An Award may be exercised during the life of the director solely by the director or the director’s duly appointed guardian or personal representative. No Award and no other right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature.

Section 8.7. OTHER COMPENSATION PLANS

The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of the Company or any Subsidiary.

MASSEY ENERGY COMPANY

1997 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective November 30, 2000

Section 8.8. PLAN BINDING ON SUCCESSORS

The Plan shall be binding upon the successors and assigns of the Company.

Section 8.9. SINGULAR, PLURAL; GENDER

Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

Section 8.10. HEADINGS, ETC., NO PART OF PLAN

Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

Directions

The Waldorf Astoria is located at 301 Park Avenue, New York, NY, between 49th and 50th streets. The motor entrance is between Park and Lexington avenues on 50th Street, which is one-way eastbound.

From the Triboro Bridge:

—Take FDR Drive South to Exit 10, 49th Street

—Proceed up 49th Street five blocks to Park Avenue

—Turn right on Park Avenue and right on 50th Street to motor entrance

From the George Washington Bridge:

—Take West Side Highway South to 57th Street

—Turn south on 11th Avenue

—Turn left on 50th Street (one-way)

—Proceed up 50th Street nine blocks to motor entrance

From the Lincoln Tunnel:

—Exit the tunnel and turn right on 42nd Street to 10th Avenue

—Turn left on 10th Avenue to 50th Street

—Turn right on 50th Street

—Proceed up 50th Street eight blocks to motor entrance

From LaGuardia Airport (approximately 40 minutes):

Upon exiting airport, follow signs for Grand Central Parkway West; take Grand Central Parkway West to the Triboro bridge into Manhattan; follow above directions from Triboro Bridge to The Waldorf Astoria.

From JFK Airport (approximately 1 hour):

Upon exiting airport, follow signs for Van Wyck Expressway North; follow Van Wyck Expressway North to Long Island Expressway (LIE) West; take LIE West to Queens/Midtown Tunnel; once through tunnel, turn right onto Park Avenue; turn right onto 50th street, and enter hotel driveway, which is on right just past entrance to The Waldorf Astoria.

From Newark Airport (approximately 1 hour):

Upon exiting airport, follow signs for New Jersey Turnpike North, from New Jersey Turnpike north, follow signs for Lincoln Tunnel; follow above directions from Lincoln Tunnel.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Please

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

The Board of Directors recommends that you vote FOR the nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4.

FOR ALL

NOMINEES

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

WITHHELD

FROM ALL

NOMINEES

To withhold authority to vote for any individual nominee while voting for the remainder, strike a line through the nominee’s name in the list above.

1. Election of Class III Directors:

***IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE,

PLEASE READ THE INSTRUCTIONS BELOW***

01 Don L. Blankenship and

02 Admiral Bobby R. Inman. 3. To re-approve the qualifying performance criteria contained in the

Massey Energy 1999 Executive Performance Incentive Plan to allow the Company to continue to take tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended.

4. To approve an amendment to the Massey Energy Company Stock Plan for Non-Employee Directors to extend the ability of the committee administering such plan to grant restricted stock and restricted unit awards through March 10, 2007.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.

I PLAN TO ATTEND

THE MEETING

To cumulate votes, as described on page 1 of the Proxy, write “cumulate for” in the space below followed by the name of the nominee and the number of votes to be cast for such nominee.

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.

FOLD AND DETACH HERE

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Internet

http://www.proxyvoting.com/mee

Use the Internet to vote your proxy.

Have your proxy card in hand

when you access the web site.

Telephone (Toll Free)

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy card in hand when you call.

Mail

Mark, sign and date

your proxy card and

return it in the enclosed

postage-paid envelope.

OR OR

You can view the Annual Report, Form 10-K, and Proxy

Statement on the Internet at www.masseyenergyco.com,

Investor Relations

If you wish to cumulate votes for the director nominees, please do so by mail.

Cumulative voting can not be done by Internet or telephone.

MASSEY ENERGY COMPANY

PROXY/VOTING INSTRUCTION CARD SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING, MAY 24, 2005

The undersigned, a shareholder of MASSEY ENERGY COMPANY, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders

for the fiscal year ended December 31, 2004; and, revoking any proxy previously given, hereby constitutes and appoints

Baxter F. Phillips, Jr., Thomas J. Dostart and Jeffrey M. Jarosinski, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of MASSEY

ENERGY COMPANY standing in the name of the undersigned at the Annual Meeting of Shareholders of MASSEY

ENERGY COMPANY, on Tuesday, May 24, 2005, at 9:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

THIS PROXY/VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER

DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE ON RETURNED

PROXY/VOTING INSTRUCTION CARDS, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED FOR THE

NOMINEES LISTED ON THE REVERSE AND FOR PROPOSALS 2, 3 AND 4.

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

Address Change/Comments (Mark the corresponding box on the reverse side)

MASSEY ENERGY COMPANY

2005 Annual Meeting of Shareholders

May 24, 2005

You are cordially invited to attend the 2005 Annual Meeting of Shareholders which will be held on Tuesday, May 24, 2005, beginning at 9:00 a.m. Eastern Daylight Time at:

The Waldorf Astoria Hotel

301 Park Avenue

New York, New York

A map is included on the last page of the Notice of Annual Meeting.

ADMITTANCE TICKET

This ticket entitles you, the shareholder, and one guest to attend the 2005 Annual Meeting.

Please bring it with you. Only shareholders and their guests will be admitted.

We look forward to welcoming you on Tuesday, May 24.

FOR ALL

NOMINEES

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

WITHHELD

FROM ALL

NOMINEES

To withhold authority to vote for any individual nominee while voting for the remainder, strike a line through the nominee’s name in the list above.

1. Election of Class III Directors:

The Board of Directors recommends that you vote FOR the nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4.

***IF YOU WISH TO VOTE BY INTERNET OR TELEPHONE,

PLEASE READ THE INSTRUCTIONS BELOW***

01 Don L. Blankenship and

02 Admiral Bobby R. Inman.

3. To re-approve the qualifying performance criteria contained in the Massey Energy 1999 Executive Performance Incentive Plan to allow the Company to continue to take tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended.

4. To approve an amendment to the Massey Energy Company Stock Plan for Non-Employee Directors to extend the ability of the committee administering such plan to grant restricted stock and restricted unit awards through March 10, 2007.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.

I PLAN TO ATTEND

THE MEETING

Please

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

To cumulate votes, as described on page 1 of the Proxy, write “cumulate for” in the space below followed by the name of the nominee and the number of votes to be cast for such nominee.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE

WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

FOLD AND DETACH HERE

Internet

http://www.proxyvoting.com/mee-401k

Use the Internet to vote your proxy. Have

your proxy card in hand when you access

the web site.

Telephone (Toll Free)

1-866-540-5760

Use any touch-tone telephone

to vote your proxy. Have your

proxy card in hand when you

call.

Mail

Mark, sign and date

your proxy card and

return it in the

enclosed postage-paid

envelope.

OR OR

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report, Form 10-K, and Proxy

Statement on the Internet at www.masseyenergyco.com,

Investor Relations

If you wish to cumulate votes for the director nominees, please do so by mail.

Cumulative voting can not be done by Internet or telephone.

MASSEY ENERGY COMPANY

PROXY/VOTING INSTRUCTION CARD SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING, MAY 24, 2005

If the undersigned, is a participant in the MASSEY ENERGY COMPANY Coal Company Salary Deferral

and Profit Sharing Plan (the “401(K) Plan”), then the undersigned hereby directs the trustee of the 401(K) Plan to vote all shares of Common Stock of MASSEY ENERGY COMPANY in the undersigned’s 401(K) Plan account at the Annual Meeting of Shareholders and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side. If this Proxy/Voting Instruction Card is not returned, or is returned unsigned, the shares will not be voted.

THIS PROXY/VOTING INSTRUCTION CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE

MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE ON

RETURNED PROXY/VOTING INSTRUCTION CARDS, THIS PROXY/VOTING INSTRUCTION CARD WILL

NOT BE VOTED.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

MASSEY ENERGY COMPANY

2005 Annual Meeting of Shareholders

May 24, 2005

You are cordially invited to attend the 2005 Annual Meeting of Shareholders which will be held on Tuesday, May 24, 2005, beginning at 9:00 a.m. Eastern Daylight Time at:

The Waldorf Astoria Hotel

301 Park Avenue

New York, New York

A map is included on the last page of the Notice of Annual Meeting.

ADMITTANCE TICKET

This ticket entitles you, the shareholder, and one guest to attend the 2005 Annual Meeting.

Please bring it with you. Only shareholders and their guests will be admitted.

We look forward to welcoming you on Tuesday, May 24.